Exhibit 10.34
EXECUTION COPY
AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
dated as of November 23, 2010
Among
CONSUMERS RECEIVABLES FUNDING II, LLC, as Seller,
CONSUMERS ENERGY COMPANY, as Servicer,
THE CONDUITS
from time to time party hereto,
THE FINANCIAL INSTITUTIONS
from time to time party hereto,
THE MANAGING AGENTS
from time to time party hereto,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

CONSUMERS RECEIVABLES FUNDING II, LLC
AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
          This Amended and Restated Receivables Purchase Agreement dated as of November 23, 2010 is among Consumers Receivables Funding II, LLC, a Delaware limited liability company (the “Seller”), Consumers Energy Company, a Michigan corporation (“Consumers”), as initial servicer (the “Servicer” and together with the Seller, the “Seller Parties” and each a “Seller Party”), the entities party hereto from time to time as Conduits (together with any of their respective successors and assigns hereunder, the “Conduits”), the entities party hereto from time to time as Financial Institutions (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), the entities party hereto from time to time as Managing Agents (together with any of their respective successors and assigns hereunder, the “Managing Agents”) and JPMorgan Chase Bank, N.A. (“JPMC”), as administrative agent for the Purchasers hereunder or any successor administrative agent hereunder (together with its successors and assigns hereunder, the “Administrative Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
          A. The Seller, the Servicer, Falcon and JPMC as a “Financial Institution” and as “Administrative Agent,” are parties to the Receivables Purchase Agreement dated as of May 22, 2003 (as amended, restated, modified or supplemented prior to the date hereto, the “Original RPA”) pursuant to which, among other things, the Seller transferred and assigned to the Purchasers, and the Purchasers purchased from the Seller, Purchaser Interests from time to time.
          B. Pursuant to this Agreement, Falcon will assign a portion of its Purchaser Interests, and JPMC will assign a portion of its Commitment, to the New Purchasers.
          C. The Conduits may, in their absolute and sole discretion, continue to purchase Purchaser Interests from the Seller from time to time.
          D. In the event that a Conduit declines to make any purchase of Purchaser Interests, the Financial Institutions within such Conduit’s Purchaser Group shall, subject to the terms and conditions of this Agreement, purchase such Purchaser Interests from time to time.
          E. Each Managing Agent has been requested and is willing to act as Managing Agent on behalf of the Conduit and the Financial Institutions in its Purchaser Group in accordance with the terms hereof.
          F. The parties hereto have agreed to amend and restate the Original RPA pursuant to the terms and conditions of this Agreement.

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          G. The amendment and restatement of the Original RPA pursuant to this Agreement shall have the effect of a substitution of terms of the Original RPA, but will not have the effect of causing a novation, refinancing or other repayment of the Aggregate Unpaids of the Seller under and as defined in the Original RPA (hereinafter, the “Original Obligations”), which Original Obligations shall remain outstanding and repayable pursuant to the terms of this Agreement.
ARTICLE I
PURCHASE ARRANGEMENTS
          Section 1.1 Purchase Facility.
          (a) Upon the terms and subject to the conditions hereof, the Seller hereby sells and assigns Purchaser Interests to the Administrative Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, each Conduit may, at its option, instruct its related Managing Agent to purchase through the Administrative Agent on behalf of such Conduit, or if any such Conduit shall decline to purchase, such related Managing Agent shall purchase through the Administrative Agent, on behalf of the Financial Institutions in such Conduit’s Purchaser Group, the Purchaser Interests from time to time in an aggregate amount not to exceed the Group Purchase Limit for such Purchaser Group during the period from the date hereof to but not including the Amortization Date.
          (b) The Seller may, upon at least 15 Business Days’ notice to the Administrative Agent and each Managing Agent, terminate in whole or reduce in part, the Purchase Limit; provided, that after giving effect to any such reduction and any amounts paid to reduce the Purchaser Interest on such date, the Aggregate Capital shall not exceed the Purchase Limit. Any such partial reduction shall be in a minimum amount of $5,000,000 or an integral multiple thereof. Any such reduction shall, (x) reduce each Group Purchase Limit (and the corresponding Conduit Purchase Limit(s)) hereunder ratably in accordance with each Purchaser Group’s Pro Rata Share and (y) reduce each Financial Institution’s Commitment ratably within its Purchaser Group in accordance with each Financial Institution’s Pro Rata Share.
          Section 1.2 Increases.
          (a) The Seller shall provide the Administrative Agent and each Managing Agent with at least one Business Day’s prior notice in the form set forth as Exhibit II hereto of each Incremental Purchase (a “Purchase Notice”). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000 in the aggregate for all Purchasers), date of purchase and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Bank Rate and Tranche Period.
          (b) Each Purchase Notice issued hereunder shall constitute a request by the Seller (i) for an Incremental Purchase to be made ratably by each Purchaser Group, in accordance with the Pro Rata Share of such Purchaser Group as among all Purchaser Groups (such Purchaser Group’s “Purchase Allocation”) and (ii) that, unless the Seller shall cancel such Purchase Notice as hereinafter provided, in the event a Conduit in any Purchaser Group shall

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elect to purchase less than all of its Purchaser Group’s Purchase Allocation in connection with such Incremental Purchase, the balance of such Purchase Allocation is to be made ratably by each Financial Institution within such Purchaser Group, in accordance with the Pro Rata Share of such Financial Institution as among all Financial Institutions within such Purchaser Group.
          (c) Following receipt of a Purchase Notice, each Managing Agent will determine whether the Purchaser Group Conduit agrees to purchase the entire amount of its Purchaser Group’s Purchase Allocation in connection with the Incremental Purchase. If any Conduit declines to make a proposed purchase, the applicable Managing Agent shall promptly notify the Seller and the Seller may cancel the Purchase Notice within one Business Day after receiving notice from such Managing Agent (but in any event not later than 3:00 p.m. (New York time) on the Business Day prior to the requested date of purchase) or, in the absence of such a cancellation, the balance of the Purchase Allocation for such Purchaser Group shall be made by such Purchaser Group’s Financial Institutions ratably in accordance with their Pro Rata Shares within such Purchaser Group.
          (d) On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, each applicable Purchaser shall deposit to the account of the Seller (or its designee) designated in the Purchase Notice, in immediately available funds, no later than 12:00 noon (New York time), an amount equal to (i) in the case of a Conduit, the Purchase Price of the Purchaser Interests such Conduit is then purchasing, up to the Purchase Allocation of its Purchaser Group, and (ii) in the case of a Financial Institution, such Financial Institution’s Pro Rata Share, as among all Financial Institutions in its Purchaser Group, of the Purchase Price for the Purchase Allocation of its Purchaser Group to the extent such Purchase Price is not then being paid by the Conduit in such Purchaser Group.
          Section 1.3 Decreases. The Seller shall provide the Administrative Agent and each Managing Agent with prior written notice in conformity with the Required Notice Period in substantially the form set forth on Exhibit X hereto (each, a “Reduction Notice”) of any proposed reduction of Aggregate Capital from Collections. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of the Conduits and the Financial Institutions in accordance with the amount of Capital (if any) owing to each Purchaser (the “Aggregate Reduction”). Only one (1) Reduction Notice shall be outstanding at any time.
          Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York time) on the day when due in immediately available funds, and if not received before 12:00 noon (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Managing Agent or Purchaser they shall be paid to such Managing Agent, for the account of such Managing Agent or its related Purchaser, at such Managing Agent’s account as directed by such Managing Agent and such Managing Agent shall promptly pay the applicable amount to the related Purchaser. If such amounts are payable to the Administrative Agent, they shall be paid to the account as directed by the Administrative Agent. All computations of Yield (other than

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Yield calculated using the Alternate Base Rate described in clauses (a) or (b) of the definition thereof), per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. All computations of Yield calculated using the Alternate Base Rate described in clauses (a) or (b) of the definition thereof shall be made on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.
ARTICLE II
PAYMENTS AND COLLECTIONS
          Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, the Seller shall immediately pay to each Managing Agent when due, for its own account or for the account of its related Purchasers, or to the Administrative Agent, as applicable, on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all amounts payable as Yield, (iii) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.4 hereof), (iv) all amounts payable pursuant to Section 2.7, (v) all amounts payable pursuant to Article X, if any, (vi) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (vii) all Broken Funding Costs and (viii) all Default Fees (collectively, the “Obligations”). If the Seller fails to pay any of the Obligations when due, or if Servicer fails to make any deposit required to be made by it under this Agreement when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time the Seller receives any Collections or is deemed to receive any Collections, the Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by the Seller for the exclusive benefit of the Purchasers, the Managing Agents and the Administrative Agent.
          Section 2.2 Collections Prior to Amortization.
          (a) Subject to the following paragraph (b), prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2.
          (b) At any time any Collections or Deemed Collections are received by the Servicer prior to the Amortization Date:
     (i) the Servicer shall set aside the Termination Percentage of Collections and Deemed Collections evidenced by the Purchaser Interests of each Terminating Financial Institution, and

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     (ii) the Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make (subject to the conditions precedent set forth in Section 6.2 and the requirements of Section 2.7), simultaneously with such receipt, a reinvestment (each a “Reinvestment”) with that portion of the balance of each and every Collection received or Deemed Collection deemed received by the Servicer that is part of any Purchaser Interest, such that after giving effect to such Reinvestment, the amount of Aggregate Capital immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Aggregate Capital immediately prior to such receipt.
          (c) On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the appropriate accounts the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1):
     first, to the Servicer for the payment of the Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, second, to the Managing Agents for the account of the Purchasers ratably to the payment of all accrued and unpaid Yield, third, to the Managing Agents for the account of the Purchasers ratably to the payment of all accrued and unpaid fees under the Fee Letter, fourth, to the Managing Agents for the account of the Purchasers to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions to zero, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage, fifth, to the Managing Agents for the account of the Purchasers to reduce Capital of outstanding Purchaser Interests in an amount, if any, necessary so that the aggregate of the Purchaser Interests does not exceed the Applicable Maximum Purchaser Interest applied ratably in accordance with the Capital Pro Rata Share of the Purchasers, sixth, to each applicable Person for the ratable payment of all other unpaid Obligations, seventh, to the Managing Agents for the account of the Purchasers to fund any Aggregate Reduction on such Settlement Date applied ratably in accordance with the Capital Pro Rata Share of the Purchasers, and eighth, any balance remaining thereafter shall be remitted from the Servicer to the Seller on such Settlement Date.
          In the event that, pursuant to Section 1.3, an Aggregate Reduction is to take place on a date other than a Settlement Date, on the date of such Aggregate Reduction, the Servicer shall remit to each Managing Agent’s account ratably in accordance with the Pro Rata Share of

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such Managing Agent’s Purchaser Group, out of the amounts set aside pursuant to this Section 2.2, an amount equal to such Aggregate Reduction to be applied in accordance with Section 1.3.
          Section 2.3 Terminating Financial Institutions. Each Terminating Financial Institution shall be allocated a ratable portion of Collections and Deemed Collections from the date of its becoming a Terminating Financial Institution (the “Termination Date”) until such Terminating Financial Institution’s Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the “Termination Percentage”). Each Terminating Financial Institution’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution’s Capital shall be reduced ratably with all Purchasers in accordance with Section 2.4.
          Section 2.4 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections and Deemed Collections received on such day and an additional amount of funds of the Seller for the payment of any accrued and unpaid Obligations owed by the Seller and not previously paid by the Seller in accordance with Section 2.1. On and after the Amortization Date, the Servicer shall (i) remit to the each Managing Agent’s account ratably in accordance with the Pro Rata Share of such Managing Agent’s Purchaser Group the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Aggregate Capital and any other Aggregate Unpaids.
          Section 2.5 Application of Collections. All Collections received on and after the Amortization Date shall be distributed by the Servicer (or the Administrative Agent) on each Settlement Date and on such additional days as the Administrative Agent may elect (which election shall be made by the Administrative Agent at the direction of any Managing Agent or Financial Institution), in the following order of priority:
     first, to the Servicer to the payment of the Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, second, to the applicable Person to the reimbursement of the Administrative Agent’s and each Managing Agent’s costs of collection and enforcement of this Agreement, third, to each Managing Agent for the benefit of the Purchasers for the ratable payment of all accrued and unpaid fees under the Fee Letter and Yield, fourth, to each Managing Agent for the account of the applicable Purchasers, to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage), fifth, to each applicable Person for the ratable payment of all other unpaid Obligations, and

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     sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.
          Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.5, shall be shared ratably (within each priority) among the Administrative Agent, the Managing Agents and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.
          Section 2.6 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. The Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Administrative Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.
          Section 2.7 Maximum Purchaser Interests. The Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate the Applicable Maximum Purchaser Interest. If the aggregate of the Purchaser Interests of the Purchasers exceeds the Applicable Maximum Purchaser Interest, the Seller shall pay to each Managing Agent for the account of the applicable Purchasers (ratably according to the aggregate Purchaser Interests of the Purchasers), within one (1) Business Day, an amount such that, after giving effect to such payment, the aggregate of the Purchaser Interests equals or is less than the Applicable Maximum Purchaser Interest. Amounts paid by the Seller under this Section 2.7 shall be applied to the outstanding Capital of the Purchasers ratably in accordance with such Purchasers’ respective Capital Pro Rata Shares.
          Section 2.8 Clean Up Call. In addition to Seller’s rights pursuant to Section 1.3, Seller shall have the right (after providing written notice to each Managing Agent and the Administrative Agent in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser, any Managing Agent or the Administrative Agent.
          Section 2.9 Payment Allocations. The Servicer shall, upon receipt of payments of amounts billed and collected from Obligors on their utility bills, allocate those receipts on a daily basis between Collections of Receivables and Securitization Charge Collections in accordance with the allocation methodology specified in Annex 2 to the Servicing Agreement. The Servicer will apply the Collections from Receivables as provided in this Article II.

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ARTICLE III
CONDUIT FUNDING
          Section 3.1 Yield. The Seller shall pay Yield with respect to the Capital associated with each Purchaser Interest of each Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue Yield at the CP Rate for each day. Each Purchaser Interest that is not funded substantially with Pooled Commercial Paper will accrue Yield as described in Article IV.
          Section 3.2 Payments. On each Yield Payment Date, the Seller shall pay to each Managing Agent for the benefit of the Conduit in such Managing Agent’s Purchaser Group an aggregate amount equal to all accrued and unpaid Yield in respect of the Capital associated with all Purchaser Interests of the related Conduit for the immediately preceding Accrual Period in accordance with Article II.
          Section 3.3 Calculation of Yield. On the third (3rd) Business Day immediately preceding each Yield Payment Date, each Managing Agent shall calculate its Purchaser Group’s aggregate amount of Yield in respect of the Capital associated with all Purchaser Interests of each related Conduit for the applicable Accrual Period and shall notify the Seller of such amount.
ARTICLE IV
FINANCIAL INSTITUTION FUNDING
          Section 4.1 Financial Institution Funding. Each Purchaser Interest funded by the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until the Seller gives notice to the applicable Managing Agent of another Bank Rate in accordance with Section 4.4, the initial Bank Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Alternate Base Rate. If any Financial Institution acquires by assignment from the Conduit in its Purchaser Group all or any portion of such Conduit’s Purchaser Interest (or an undivided interest therein) or otherwise funds such Purchaser Interest pursuant to such Conduit’s Liquidity Agreement, such Purchaser Interest so assigned or funded shall each be deemed to have a new Tranche Period commencing on the date of any such assignment or funding.
          Section 4.2 Yield Payments. On each Yield Payment Date for each Purchaser Interest of the Financial Institutions, the Seller shall pay to each Managing Agent for the benefit of the Financial Institutions in its Purchaser Group an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of such Purchaser Interest in accordance with Article II.
          Section 4.3 Selection and Continuation of Tranche Periods.
          (a) With consultation from and adequate prior notice to each related Managing Agent, the Seller shall from time to time request Tranche Periods for the Purchaser Interests funded, directly or indirectly, by the Financial Institutions, provided that, (i) if at any time the Financial Institutions shall have a Purchaser Interest, the Seller shall always request

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Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Yield Payment Date and (ii) no more than three (3) Tranche Periods shall be outstanding at any time.
          (b) The Seller, upon notice to and consultation with the Managing Agents received at least three (3) Business Days prior to the last day of a Tranche Period (the “Terminating Tranche”) for any Purchaser Interest, may, effective on such last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests or (ii) combine any such Purchaser Interest with one or more other Purchaser Interests which either have a Terminating Tranche ending on such day or are newly created on such day (subject to such Conduit’s ability to accommodate such division or combination), provided, that in no event may a Purchaser Interest funded by Pooled Commercial Paper issued by a Conduit be combined with a Purchaser Interest funded by any Financial Institution.
          Section 4.4 Financial Institution Bank Rates. The Seller may select the LIBO Rate or the Alternate Base Rate for each Purchaser Interest funded by the Financial Institutions. The Seller shall by 12:00 noon (New York time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Bank Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Bank Rate, give each applicable Managing Agent irrevocable notice of the new Bank Rate for the Purchaser Interest associated with such Terminating Tranche. Until the Seller gives notice to such applicable Managing Agent of another Bank Rate, the initial Bank Rate for any Purchaser Interest transferred to or otherwise funded by any Financial Institution pursuant to the terms and conditions hereof shall be the Alternate Base Rate.
          Section 4.5 Suspension of the LIBO Rate.
          (a) If any Financial Institution notifies its related Managing Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then such Managing Agent shall notify the Administrative Agent and shall suspend the availability of such LIBO Rate for the Financial Institutions in such Managing Agent’s Purchaser Group and select the Alternate Base Rate for any Purchaser Interest accruing Yield at such LIBO Rate, and the then current Tranche Period for any Purchaser Interest funded by a Financial Institution in such Managing Agent’s Purchaser Group shall thereupon be terminated and a new Tranche Period based upon the Alternate Base Rate shall commence.
          (b) If less than all of the Managing Agents give a notice to the Administrative Agent pursuant to Section 4.5(a), the Financial Institution in the Purchaser Group which gave such a notice shall be obligated, at the request of the Seller or the related Conduit in such Purchaser Group, to assign all of its rights and obligations hereunder to (i) another Financial Institution or (ii) another funding entity nominated by the Seller or its related Managing Agent that is acceptable to the related Conduit and willing to participate in this Agreement and the

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related Liquidity Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution’s Capital Pro Rata Share of the Capital and Yield owing to all of the Purchasers and all accrued but unpaid fees and other costs and expenses payable in respect of its Capital Pro Rata Share of the Purchaser Interests of such Financial Institution, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).
          Section 4.6 Liquidity Agreement Fundings. The parties hereto acknowledge that a Conduit may borrow against or put all or any portion of its Purchaser Interests to the Financial Institutions in its Purchaser Group at any time pursuant to such Conduit’s related Liquidity Agreement to finance or refinance the necessary portion of its Purchaser Interests through a funding under such Liquidity Agreement to the extent available. The fundings under such Liquidity Agreement will accrue interest at the Bank Rate in accordance with this Article IV. Regardless of whether a funding of Purchaser Interests by any Financial Institution constitutes the direct purchase of a Purchaser Interest hereunder, an assignment under the related Liquidity Agreement of a Purchaser Interest originally funded by a Conduit, the sale of one or more participations under the related Liquidity Agreement in a Purchaser Interest originally funded by a Conduit or a loan made under a Liquidity Agreement in respect of a Conduit’s Purchaser Interest, each Financial Institution participating in a funding of a Purchaser Interest shall have the rights and obligations of a “Purchaser” hereunder with the same force and effect as if it had directly purchased such Purchaser Interest from the Seller hereunder.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
          Section 5.1 Representations and Warranties of The Seller Parties. Each Seller Party hereby represents and warrants to the Administrative Agent, the Managing Agents and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:
          (a) Corporate Existence and Power. Such Seller Party is duly formed, validly existing and in good standing under the laws of its state of formation. The Seller is duly qualified to do business and is in good standing, and has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.
          (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of the Seller, the Seller’s use of the proceeds of purchases made hereunder, are within its powers and authority and have been duly authorized by all necessary action on its part.
          (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) (A) its certificate or

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articles of incorporation or by-laws or (B) limited liability company agreement or certificate of formation, as applicable, (ii) any law, rule or regulation applicable to it, including, without limitation, the Public Utility Holding Company Act of 1935, as amended, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
          (d) Governmental Authorization. Other than (i) the filing of the financing statements required hereunder or (ii) such authorizations, approvals, notices, filings or other actions as have been obtained, made or taken prior to the date hereof, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
          (e) Actions, Suits. Except (i) to the extent described in Consumers’ Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC, and (ii) such other similar actions, suits and proceedings predicated on the occurrence of the same events giving rise to any actions, suits and proceedings described in the Annual Reports referred to in the foregoing clause (i), there are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that (i) relate to the transactions under this Agreement or (ii) could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.
          (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
          (g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Administrative Agent, any Managing Agent or any Purchasers for purposes of or in connection with this Agreement, any Monthly Report, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Administrative Agent, any Managing Agent or any Purchaser will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.
          (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by

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the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
          (i) Good Title. Immediately prior to each purchase hereunder, the Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Seller’s ownership interest in each Receivable, its Collections and the Related Security.
          (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Administrative Agent for the benefit of the Purchasers (and the Administrative Agent for the benefit of such Purchasers shall acquire from the Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.
          (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Administrative Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 7.2(a) has been taken and completed. Seller is a limited liability company organized solely in the State of Delaware. The Seller’s Delaware organizational identification number and Federal Employer Identification Number are correctly set forth on Exhibit III.
          (l) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Seller at each Collection Bank and the special zip code number of each Lock-Box, are listed on Exhibit IV. The Seller has not granted any Person, other than the Administrative Agent as contemplated by this Agreement and the Intercreditor Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.
          (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since December 31, 2009, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries, taken as a whole, or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) the Seller represents and warrants that since December 31, 2009, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of the Seller,

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(B) the ability of the Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.
          (n) Names. The Seller has not used any names, trade names or assumed names other than the name in which it has executed this Agreement.
          (o) Ownership of Seller. Consumers owns, directly or indirectly, 100% of the issued and outstanding membership interests of the Seller, free and clear of any Adverse Claim. There are no options, warrants or other rights to acquire securities of the Seller.
          (p) Public Utility Holding Company Act; Investment Company Act. Such Seller Party is exempt from the registration requirements of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
          (q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.
          (r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, other than as permitted under Section 7.2 and in compliance with the notification requirements of Section 7.1(a)(vii).
          (s) Payments to Originator. With respect to each Receivable transferred to the Seller under the Receivables Sale Agreement, the Seller has given reasonably equivalent value to the Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by the Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
          (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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          (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date.
          (v) Net Receivables Balance. The Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.
          (w) Accounting. In the case of the Seller, the Seller is treating the conveyance of the ownership interest in the Receivables and the Collections as a sale for purposes of GAAP.
          Section 5.2 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants, as to itself, to the Administrative Agent, the Managing Agent of its Purchaser Group and the Conduit in its Purchaser Group that:
          (a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.
          (b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.
          (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.
          (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).
ARTICLE VI
CONDITIONS OF PURCHASES
          Section 6.1 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective as of the date hereof upon the Administrative Agent and each Managing Agent receiving, in form and substance reasonably satisfactory to each such Person,

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on or before the date hereof (i) the satisfactory report of the Administrative Agent’s auditors; (ii) those documents listed on Schedule B; (iii) a Monthly Report covering the immediately preceding Accrual Period and (iv) all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter and (b) the Servicer shall have complied (and have caused the Originator to comply) with the requirements of Section 7.1(e).
          Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Purchaser Interest (other than pursuant to Section 12.1) and each Reinvestment shall be subject to the further conditions precedent that in the case of each such purchase or Reinvestment: (a) the Servicer shall have delivered to the Administrative Agent and each Managing Agent on or prior to the date of such purchase, in form and substance satisfactory to the Administrative Agent and each Managing Agent, all Monthly Reports as and when due under Section 8.5 and upon the Administrative Agent’s or any Managing Agent’s request; (b) upon the Administrative Agent’s or any Managing Agent’s reasonable request, the Servicer shall have delivered to the Administrative Agent and each Managing Agent at least three (3) days prior to such purchase or Reinvestment an interim report, in a form agreed to by the Servicer and the Administrative Agent, showing the amount of Eligible Receivables; (c) the Amortization Date shall not have occurred; (d) the Administrative Agent and each Managing Agent shall have received such other approvals, opinions or documents as it may reasonably request if the Administrative Agent or any Managing Agent reasonably believes there has been a change in law or circumstance that affects the status or characteristics of the Receivables, Related Security or Collections, any Seller Party or the Administrative Agent’s first priority perfected security interest in the Receivables, Related Security and Collections and (e) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):
     (i) the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;
     (ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event;
     (iii) the Capital owing to each Purchaser does not exceed the Conduit Purchase Limit (in the case of a Conduit) or Commitment (in the case of a Financial Institution); and
     (iv) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed the Applicable Maximum Purchaser Interest.
It is expressly understood that each Reinvestment shall, unless otherwise directed by the Administrative Agent or any Managing Agent, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of the Seller to satisfy any of the foregoing

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conditions precedent in respect of such Reinvestment. The failure of the Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Administrative Agent, which right may be exercised at any time on demand of the Administrative Agent or any Managing Agent, to rescind the related Reinvestment and direct the Seller to pay to the Managing Agents for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.
ARTICLE VII
COVENANTS
          Section 7.1 Affirmative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:
          (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent, each Managing Agent and each Financial Institution:
     (i) Annual Reporting. Within 120 days after the close of (A) each of Consumer’s fiscal years, a copy of the Annual Report on Form 10-K (or any successor form) for Consumers for such year, including therein the consolidated balance sheet of Consumers and its consolidated Subsidiaries as at the end of such year and the consolidated statements of income, cash flows and common stockholder’s equity of Consumers and its consolidated Subsidiaries as at the end of and for such year, or statements providing substantially similar information, in each case certified by independent public accountants of recognized national standing selected by Consumers (and not objected to by the Administrative Agent or any Managing Agent), together with a certificate of such accounting firm addressed to the Administrative Agent and each Managing Agent stating that, in the course of its examination of the consolidated financial statements of Consumers and its consolidated Subsidiaries, which examination was conducted by such accounting firm in accordance with GAAP, (1) such accounting firm has obtained no knowledge that an Amortization Event, insofar as such Amortization Event related to accounting or financial matters, has occurred and is continuing, or if, in the opinion of such accounting firm, such an Amortization Event has occurred and is continuing, a statement as to the nature thereof, and (2) such accounting firm has examined a certificate prepared by Consumers setting forth the computations made by Consumers in determining, as of the end of such fiscal year, the ratios specified in Section 9.1(k), which certificate shall be attached to the certificate of such accounting firm, and such accounting firm confirms that such computations accurately reflect such ratios, and (B) each of the Seller’s fiscal years, unaudited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such fiscal year, all certified by a Responsible Officer of the Seller as fairly presenting in all material respects the financial condition and results of operations of the Seller in accordance with GAAP.

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     (ii) Quarterly Reporting. Within 60 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of each of Originator and its consolidated Subsidiaries and the Seller as at the close of each such period and statements of income and retained earnings and a statement of cash flows for each such Person (and, in the case of the Originator, its consolidated Subsidiaries) for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer.
     (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party’s Responsible Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
     (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Seller Party copies of all financial statements, reports and proxy statements (other than those which relate solely to employee benefit plans) so furnished which Consumers files with the Securities and Exchange Commission.
     (v) Bond Servicing Reports; S.E.C. Filings. Promptly upon the execution, delivery or filing thereof, (i) copies of all reports, statements, notices and certificates delivered or received by the Servicer (in its capacity as Servicer under the Servicing Agreement or otherwise) pursuant to Sections 3.05, 3.06, 3.07, 6.02, Annex 1 and Annex 2 of the Servicing Agreement (excluding any “Daily Servicer’s Report” delivered pursuant to Annex 2 of the Servicing Agreement), (ii) copies of all reports and notices delivered to the holders of the Securitization Bonds, (iii) copies of all amendments, waivers or other modifications to any of the Basic Documents (as defined in the Servicing Agreement), (iv) copies of all reports which the Servicer sends to the holders of any of its securities or its creditors generally and (v) copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator or any of its Subsidiaries files with the Securities and Exchange Commission.
     (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent or any Managing Agent, copies of the same.
     (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting each Managing Agent’s consent thereto, such consent not to be unreasonably withheld.
     (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Administrative Agent or any Managing

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Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, any Managing Agent or any Purchaser under or as contemplated by this Agreement (including, without limitation, any information relevant to the calculation and allocations described in the Servicing Agreement and the Intercreditor Agreement).
          (b) Notices. Such Seller Party will notify the Administrative Agent, each Managing Agent and each Financial Institution in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
     (i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of a Responsible Officer of such Seller Party.
     (ii) Judgment and Proceedings. (A) (1) The entry of any judgment or decree against the Servicer if the aggregate amount of all judgments and decrees then outstanding against the Servicer exceeds $25,000,000 and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against the Seller.
     (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.
     (iv) Termination Date. The occurrence of the “Termination Date” under and as defined in the Receivables Sale Agreement.
     (v) Defaults Under Other Agreements. With respect to the Seller, the occurrence of a default or an event of default under any other financing arrangement pursuant to which the Seller is a debtor or an obligor.
     (vi) Downgrade of Originator. Any downgrade in the rating of any Indebtedness of Originator by S&P, by Moody’s or by Fitch, setting forth the Indebtedness affected and the nature of such change.
     (vii) Servicer Default. The occurrence of any event or circumstance which constitutes a Servicer Default (as defined in the Servicing Agreement) or which, with the giving of notice or the passage of time, would become a Servicer Default.
     (viii) Receivables Classification. The occurrence of any event or circumstance (including, without limitation, any change in law, regulation or systems reporting), which would impact the identification of any accounts receivable on the books and records of the Originator or the Seller not less than thirty (30) days prior to such occurrence (or in the event of a change in law or regulation, as soon as reasonably possible).

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     (ix) Appointment of Independent Manager. The decision to appoint a new manager of the Seller as the “Independent Manager” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager.
          (c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its existence, rights and franchises in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction in which such qualification is necessary in view of its businesses and operations or the ownership of its properties, provided that such Seller Party shall not be required to preserve any such right or franchise or to remain so qualified unless the failure to do so could reasonably be expected to have a Material Adverse Effect.
          (d) Audits. Such Seller Party will furnish to the Administrative Agent, each Managing Agent and each Financial Institution from time to time such information with respect to it and the Receivables as the Administrative Agent, any Managing Agent or any Financial Institution may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Administrative Agent, any Managing Agent or any Financial Institution upon reasonable notice permit the Administrative Agent, such Managing Agent or such Financial Institution, or any of their respective agents or representatives (and shall cause the Originator to permit the Administrative Agent, any Managing Agent or any Financial Institution or any of their respective agents or representatives), to (i) examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables, the Related Security, the Securitization Property and the Servicing Agreement, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters. Each such audit shall be at the sole cost of such Seller Party, provided that such Seller Party shall be required to pay for (A) during a Level One Enhancement Period, not more than one such audit per year, (B) during a Level Two Enhancement Period, not more than two such audits per year and (C) during a Level Three Enhancement Period, an unlimited number of such audits per year.
          (e) Keeping and Marking of Records and Books.
     (i) The Servicer will (and will cause the Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables and

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the performance of each Seller Party’s duties under the Transaction Documents and the Servicing Agreement (including, without limitation, records adequate to permit (A) the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable and (B) the performance of the calculations and allocations required by the Intercreditor Agreement and the Servicing Agreement). The Servicer will (and will cause the Originator to) give the Administrative Agent and each Managing Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.
     (ii) Such Seller Party will (and will cause the Originator to) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Administrative Agent, describing the Purchaser Interests and (B) at any time after the occurrence of an Amortization Event, upon the request of the Administrative Agent or any Managing Agent, deliver to the Administrative Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables, provided, that the requirements of this clause (B) shall apply solely to any Contract consisting of or evidenced by an instrument or chattel paper.
          (f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will (and will cause the Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, except where the failure to so perform or comply could not reasonably be expected to have a Material Adverse Effect, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
          (g) Performance and Enforcement of Receivables Sale Agreement. The Seller will, and will require the Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in compliance with the terms thereof and will enforce the rights and remedies accorded to the Seller under the Receivables Sale Agreement. The Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent and the Purchasers as assignees of the Seller) under the Receivables Sale Agreement as the Administrative Agent, any Managing Agent or any Financial Institution may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.
          (h) Ownership. The Seller will (or will cause the Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent, the Managing Agents and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more

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fully evidence the interest of the Seller therein as the Administrative Agent or any Managing Agent may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Managing Agents and the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent for the benefit of the Managing Agents and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Managing Agents and the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Managing Agents and the Purchasers as the Administrative Agent or any Managing Agent may reasonably request).
          (i) Purchasers’ Reliance. The Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller’s identity as a legal entity that is separate from Originator or any Affiliate thereof (each, a “CMS Entity”). Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent, any Managing Agent or any Purchaser may from time to time reasonably request, to maintain the Seller’s identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of any CMS Entity and not just a division of a CMS Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will:
     (i) conduct its own business in its own name and require that all full-time employees of the Seller, if any, identify themselves as such and not as employees of any CMS Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller’s employees);
     (ii) compensate all employees, consultants and agents directly, from Seller’s own funds, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any CMS Entity, allocate the compensation of such employee, consultant or agent between the Seller and such CMS Entity, as applicable, on a basis that reflects the services rendered to the Seller and such CMS Entity, as applicable;
     (iii) maintain separate offices and, if such office is located in the offices of any CMS Entity, the Seller shall lease such office at a fair market rent;
     (iv) have separate stationery, invoices and checks in its own name;
     (v) conduct all transactions with each CMS Entity (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an

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arm’s-length basis, allocate all overhead expenses for items shared between the Seller and any CMS Entity fairly and reasonably;
     (vi) at all times have at least three Managers, at least one of which is an Independent Manager;
     (vii) observe all limited liability company formalities as a distinct entity, and ensure that all limited liability company actions relating to (A) the selection, maintenance or replacement of the Independent Manager, (B) the dissolution or liquidation of the Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Seller, are duly authorized by unanimous vote of its Managers (including the Independent Manager);
     (viii) maintain the Seller’s books and records separate from those of any CMS Entity thereof and otherwise readily identifiable as its own assets rather than assets of a CMS Entity;
     (ix) prepare its financial statements separately from those of any CMS Entity and insure that any consolidated financial statements of any CMS Entity that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that the Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of the Seller;
     (x) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any CMS Entity and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which only the Seller or Servicer makes deposits and from which only the Seller or Servicer (or the Administrative Agent hereunder) has the power to make withdrawals;
     (xi) pay all of the Seller’s operating expenses from the Seller’s own assets (except for certain payments by a CMS Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));
     (xii) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;
     (xiii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion dated May 22, 2003 and issued by Skadden, Arps, Slate, Meagher & Flom, LLP, as counsel for the Seller, in connection with the Original RPA and relating to substantive consolidation issues,

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and in the certificates accompanying such opinion, remain true and correct in all material respects at all times; and
     (xiv) maintain its Certificate of Formation and Limited Liability Company Agreement in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Formation or Limited Liability Company Agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement.
          (j) Collections. Such Seller Party will cause (i) all checks representing Collections and Securitization Charge Collections to be remitted to a Lock-Box, (ii) all other amounts in respect of Collections and Securitization Charge Collections to be deposited directly to a Collection Account, (iii) all proceeds from all Lock-Boxes to be deposited by the Servicer into a Collection Account, (iv) all funds in each Collection Account which is not a Specified Account to be remitted to a Specified Account as soon as is reasonably practicable and (v) each Specified Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent, the Managing Agents and the Purchasers. The Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement and the Intercreditor Agreement. Upon not less than 30 days prior written notice to the Seller and the Servicer, the Administrative Agent may, in its reasonable discretion, designate additional Collection Accounts as Specified Accounts and such Specified Accounts shall be subject to the requirement set forth in clause (v) above. On the date which is 30 days after the first day of a Level Three Enhancement Period, all Collection Accounts shall be Specified Accounts and such Specified Accounts shall be subject to the requirement set forth in clause (v) above.
          (k) Taxes. The Seller will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Conduit, the Administrative Agent or any Financial Institution. The Servicer will pay and discharge before the same shall become delinquent, all taxes and governmental charges imposed upon it or its property, provided that the Servicer shall not be required to pay or discharge any such tax or governmental charge (i) which is being contested by it in good faith and by proper procedures or (ii) the non-payment of which will not have a Material Adverse Effect.

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          (l) Insurance. The Seller will maintain in effect, or cause to be maintained in effect, at the Seller’s own expense, such casualty and liability insurance as the Seller shall deem appropriate in its good faith business judgment.
          (m) Payment to Originator. With respect to any Receivable purchased by the Seller from the Originator, such sale shall be effected under, and in compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the method of payment and amount and timing of payments to be made to the Originator in respect of the purchase price for such Receivable.
          (n) Restrictions on Activities. The Seller will operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement, (iii) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originator thereunder for the purchase of Receivables under the Receivables Sale Agreement, and (iv) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement.
          (o) Modification of Limited Liability Company Agreement. The Seller will maintain its limited liability company agreement in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its limited liability company agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;
          (p) Modification of Receivables Sale Agreement. The Seller will maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Administrative Agent, each Managing Agent and each Financial Institution.
          (q) Maintenance of Required Capital Amount. The Seller will maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained.
          (r) Performance under Servicing Agreement. The Servicer will perform and comply with all obligations of the Servicer as “Servicer” under the Servicing Agreement, including, without limitation, its duties and responsibilities relating to the calculations and allocations required by the Intercreditor Agreement and the Servicing Agreement.

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          (s) Financing Statements for Supplement Indentures. The Seller will (or will cause Originator to) cause the collateral description in each UCC-1 Financing Statement filed pursuant to any Supplement Indenture to expressly exclude all Receivables, all Related Security, all Collections, each Lock-Box, each Collection Account and the proceeds thereof in a manner acceptable to the Administrative Agent.
          (t) Receivables Classification. In connection with any change in the identification of any accounts receivable on the books and records of the Originator or the Seller, the Seller shall ensure that all actions required by Section 7.1(h) will have been taken prior to such change.
          (u) Certification of Receivables Classification. In connection with the delivery of each Monthly Report, the Servicer shall certify to the Administrative Agent and each Managing Agent that it has made diligent inquiry and that the accounts receivable included in such report as Receivables are identified on the books and records of the Originator and the Seller with the account code “Account 1460000 Customer Receivables” or “Account 1460201 — A/R Other”.
          Section 7.2 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:
          (a) Name Change, Offices and Records. The Seller will not (and will not permit the Originator to) (i) make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, corporate structure or location of books and records unless, at least thirty (30) days prior to the effective date of any such name change, change in corporate structure, or change in location of its books and records the Seller notifies the Administrative Agent and each Managing Agent thereof and delivers to the Administrative Agent and each Managing Agent such financing statements (Forms UCC-1 and UCC-3) authorized or executed by the Seller (if required under applicable law) which the Administrative Agent or any Managing Agent may reasonably request to reflect such name change, location change, or change in corporate structure, together with such other documents and instruments that the Administrative Agent or any Managing Agent may reasonably request in connection therewith and has taken all other steps to ensure that the Administrative Agent, for the benefit of itself, the Managing Agents and the Purchasers, continues to have a first priority, perfected ownership or security interest in the Receivables, the Related Security related thereto and any Collections thereon, or (ii) change its jurisdiction of organization unless the Administrative Agent shall have received from the Seller, prior to such change, (A) those items described in clause (i) hereof, and (B) if the Administrative Agent, any Managing Agent or any Purchaser shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to such organization and the Seller’s or the Originator’s, as applicable, valid existence and good standing and the perfection and priority of the Administrative Agent’s ownership or security interest in the Receivables, the Related Security and Collections.
          (b) Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors

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regarding payments to be made to any Lock-Box or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) (A) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account if a Specified Account, or Lock-Box if linked to a Specified Account and (B) with respect to the addition of a Lock-Box, an executed P.O. Box Transfer Notice with respect to the new Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments without notice to the Administrative Agent if such new instructions require such Obligor to make payments to an existing Specified Account or Lock-Box.
          (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not, and will not permit the Originator to, make any change to the Credit and Collection Policy that would be reasonably likely to adversely affect the collectibility of the Receivables. Except as provided in Section 8.2(d), the Servicer will not, and will not permit the Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
          (d) Sales, Liens. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Administrative Agent, the Managing Agents and the Purchasers provided for herein), and the Seller will defend the right, title and interest of the Administrative Agent, the Managing Agents and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or the Originator. The Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.
          (e) Net Receivables Balance. At no time prior to the Amortization Date shall the Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.
          (f) Termination Date Determination. The Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to Originator in respect thereof, without the prior written consent of the Administrative Agent, each Managing Agent and each Financial Institution, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.
          (g) Restricted Junior Payments. During the continuation of any Amortization Event, the Seller will not make any Restricted Junior Payment if, after giving effect thereto, the Seller would fail to meet its obligations set forth in Section 7.2(e).
          (h) Collection Accounts not Subject to Collection Account Agreement. At any time after the 30th day following the first day of a Level Three Enhancement Period, such

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Seller Party will not, and will not permit the Originator to, direct any Collections to be remitted to any Collection Account not subject at all times to a Collection Account Agreement.
          (i) Commingling. Such Seller Party shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box or Collection Account cash or cash proceeds other than Collections and Securitization Charge Collections.
          (j) Servicing Agreement. Without the consent of the Administrative Agent, each Managing Agent and each Financial Institution, the Servicer will not amend, modify or waive any term or condition of (i) Section 3.02 or Section 5.04 of the Servicing Agreement, (ii) Annex 2 to the Servicing Agreement, (iii) the definition of the term “Securitization Charges”, “Securitization Charge Collections” or “Transferred Securitization Property” in the Servicing Agreement or (iv) to the extent relating to any of the foregoing, any definition used directly or indirectly in any of the foregoing terms or conditions.
ARTICLE VIII
ADMINISTRATION AND COLLECTION
          Section 8.1 Designation of Servicer.
          (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. Consumers is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Administrative Agent may, and shall, at the direction of the Required Financial Institutions, at any time designate as the Servicer any Person to succeed Consumers or any successor Servicer.
          (b) Without the prior written consent of the Administrative Agent, each Managing Agent and the Required Financial Institutions, Consumers shall not be permitted to delegate any of its duties or responsibilities as the Servicer to any Person other than (i) the Seller and (ii) with respect to certain delinquent Receivables, outside collection agencies in accordance with its customary practices. The Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Consumers. If at any time the Administrative Agent shall designate as the Servicer any Person other than Consumers, all duties and responsibilities theretofore delegated by Consumers to the Seller may, at the discretion of the Administrative Agent and shall, at the direction of the Required Financial Institutions, be terminated forthwith on notice given by the Administrative Agent to Consumers and to the Seller.
          (c) Notwithstanding any delegation by Consumers pursuant to the foregoing subsection (b), (i) Consumers shall be and remain primarily liable to the Administrative Agent, the Managing Agents and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Administrative Agent, the Managing Agents and the Purchasers shall be entitled to deal exclusively with Consumers in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Administrative Agent, the Managing Agents and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Consumers in order for

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communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Consumers, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.
          Section 8.2 Duties of Servicer.
          (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.
          (b) The Servicer will instruct all Obligors to pay all Collections and all Securitization Charge Collections directly to a Lock-Box or Collection Account. The Servicer shall effect (i) except as agreed to between the Servicer and the Administrative Agent (such agreement not to be unreasonably withheld), a Collection Account Agreement substantially in the form of Exhibit VI with each bank maintaining a Collection Account at any time and (ii) a P.O. Box Transfer Notice substantially in the form of Exhibit XI with respect to each Lock-Box. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrative Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.
          (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of the Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Administrative Agent, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.
          (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent

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Receivable or Charged-Off Receivable or limit the rights of the Administrative Agent, the Managing Agents or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.
          (e) The Servicer shall hold in trust for the Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to the Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.
          (f) Any payment by an Obligor in respect of any indebtedness owed by it to the Originator or the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
          Section 8.3 Collection Notices. The Administrative Agent is authorized at any time (i) when an Amortization Event exists or (ii) during a Level Three Enhancement Period, to date and to deliver to the Collection Banks the Collection Notices. The Seller hereby transfers to the Administrative Agent for the benefit of the Purchasers, effective when the Administrative Agent delivers such notice, the exclusive ownership and control of each Collection Account and control of each Lock-Box. In case any authorized signatory of the Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. The Seller hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled (i) when an Amortization Event exists or (ii) during a Level Three Enhancement Period to (A) endorse the Seller’s name on checks and other instruments representing Collections, (B) enforce the Receivables, the related Contracts and the Related Security and (C) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than the Seller.
          Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent, any Managing Agent or any Purchaser of its rights hereunder shall not release the Servicer, the Originator or the Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. None of the Administrative Agent, the Managing Agents or the Purchasers shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller.

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          Section 8.5 Reports. The Servicer shall prepare and forward to the Administrative Agent, each Managing Agent and each Financial Institution (i) on the twelfth (12th) Business Day of each month and at such times as the Administrative Agent, any Managing Agent or any Financial Institution shall request, a Monthly Report, (ii) on the second (2nd) Business Day of each week during a Level Two Enhancement Period, a weekly report in substantially the same form as the Monthly Report or such other form approved by the Administrative Agent and each Managing Agent in writing and reflecting information as of the end of the prior week, (iii) on each Business Day during a Level Three Enhancement Period, a Daily Report, and (iv) at such times as the Administrative Agent, any Managing Agent or any Financial Institution shall reasonably request, an aging of Receivables.
          Section 8.6 Servicing Fees. In consideration of Consumers’ agreement to act as the Servicer hereunder, the Purchasers hereby agree that, so long as Consumers shall continue to perform as the Servicer hereunder, the Seller shall pay over to Consumers a fee (the “Servicing Fee”) on the first calendar day of each month, in arrears for the immediately preceding month, equal to 1.0% per annum of the average aggregate Outstanding Balance of all Receivables during such period, as compensation for its servicing activities.
ARTICLE IX
AMORTIZATION EVENTS
          Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:
          (a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due and such failure shall continue for one (1) Business Day, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and Section 9.1(b) through (m)) and such failure shall continue for five (5) consecutive Business Days or a “Servicer Default” shall occur under (and as such term is defined in) the Servicing Agreement.
          (b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been (i) with respect to any representations, warranties, certifications or statements which contain a materiality qualifier, incorrect in any respect when made or deemed made and (ii) with respect to any representations, warranties, certifications or statements which do not contain a materiality qualifier, incorrect in any material respect when made or deemed made.
          (c) (i) Failure of the Seller to pay any Indebtedness when due or the failure of Servicer to pay Indebtedness when due in excess of $25,000,000 and such failure shall continue after any applicable grace period; or (ii) the default by any Seller Party in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity, unless the obligor under or holder of such Indebtedness shall have waived in writing such circumstance, or such circumstance has been cured so that such circumstance is no longer continuing; or (iii) any

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such Indebtedness of any Seller Party shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or (iv) any “default” under the 1945 Indenture shall occur.
          (d) (i) Any Seller Party shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), any such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur or (iii) any Seller Party shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).
          (e) The Seller shall fail to comply with the terms of Section 2.7 hereof.
          (f) As at the end of any Accrual Period:
     (i) the average of the Dilution Ratios as of the end of such Accrual Period and the two preceding Accrual Periods shall exceed 1.75%, or
     (ii) the average of the Loss-to-Liquidation Ratios as of the end of such Accrual Period and the two preceding Accrual Periods shall exceed 2.5%, or
     (iii) the average of the Past Due Ratios as of the end of such Accrual Period and the two preceding Accrual Periods shall exceed (A) 12.0% for any Accrual Period occurring in May through November of any calendar year or (B) 8.5% for any Accrual Period occurring in December through April of any calendar year, or
     (iv) the average of the Days Sales Outstanding Ratios as of the end of such Accrual Period and the two preceding Accrual Periods shall exceed 55 days.
          (g) A Change of Control shall occur.
          (h) (i) One or more final judgments for the payment of money in an amount in excess of $10,000 shall be entered against the Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $25,000,000 in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and (i) enforcement proceedings have been commenced by any creditor upon any such judgment or (ii) such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

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          (i) The “Termination Date” under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or Originator shall for any reason cease to transfer Receivables to the Seller under the Receivables Sale Agreement.
          (j) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Seller, or the Administrative Agent for the benefit of the Managing Agents and the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Specified Accounts.
          (k) Consumers shall fail to maintain a ratio of Total Consolidated Debt to Total Consolidated Capitalization of not greater than 0.70 to 1.0. Defined terms used in this Section 9.1(k) shall have the meanings given to such terms in Schedule C.
          (l) Any term or provision of the Securitization Charge Sale Agreement or the Servicing Agreement shall be amended, waived or otherwise modified in any manner which, in the judgment of the Administrative Agent or any Managing Agent, has an adverse effect on the Administrative Agent’s, Managing Agent’s or the Purchasers’ interests under this Agreement.
          (m) Any Person shall be appointed as an Independent Manager of the Seller without prior notice thereof having been given to the Administrative Agent and each Managing Agent in accordance with Section 7.1(b)(ix) or without the written acknowledgement by the Administrative Agent and each Managing Agent that such Person conforms, to the reasonable satisfaction of the Administrative Agent and each Managing Agent, with the criteria set forth in the definition herein of “Independent Manager.”
          Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, or upon the direction of any Managing Agent or any Financial Institution shall, take any of the following actions: (i) replace the Person then acting as the Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d), the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks and/or instruct the Postmaster General of the applicable Post Office to restrict access to the Lock-Boxes, and (v) notify Obligors of the Purchasers’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent, the Managing Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

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ARTICLE X
INDEMNIFICATION
          Section 10.1 Indemnities by the Seller. Without limiting any other rights that the Administrative Agent, any Managing Agent or any Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify (and pay upon demand to) the Administrative Agent, each Managing Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Administrative Agent, such Managing Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, excluding, however, in all of the foregoing instances:
     (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
     (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
     (c) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the intended characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to the Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;
provided, however, that nothing contained in this sentence shall limit the liability of the Seller or limit the recourse of any Indemnified Party to the Seller for amounts otherwise specifically provided to be paid by the Seller under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject to the exclusions in clauses (a), (b) and (c) above, the Seller shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller) relating to or resulting from:
     (i) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included;
     (ii) any representation or warranty made by the Seller or the Originator (or any officers of any such Person) under or in connection with this Agreement, any other

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Transaction Document or any other written information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
     (iii) the failure by the Seller or the Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation, the violation of which shall cause the Receivables to be uncollectible or unenforceable by the Seller, the Administrative Agent, the Managing Agents or the Purchasers in whole or in part, or any failure of the Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
     (iv) any failure of the Seller or the Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
     (v) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
     (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the provision of goods, electricity, gas or services related to such Receivable or the furnishing or failure to furnish such goods, electricity, gas or services;
     (vii) the commingling of Collections of Receivables at any time with other funds;
     (viii) any investigation, litigation or proceeding initiated by a party other than a Purchaser, a Managing Agent or the Administrative Agent related to or arising from this Agreement, any other Transaction Document, the Servicing Agreement or any other Basic Document (as defined in the Servicing Agreement), the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to the Seller or the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby, provided that the Seller shall have no obligation to indemnify any Indemnified Party under this paragraph (viii) for Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
     (ix) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

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     (x) any Amortization Event described in Section 9.1(d);
     (xi) any failure of the Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of the Seller to give reasonably equivalent value to the Originator under the Receivables Sale Agreement in consideration of the transfer by the Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
     (xii) any failure to vest and maintain vested in the Administrative Agent for the benefit of the Managing Agents and the Purchasers, or to transfer to the Administrative Agent for the benefit of the Managing Agents and the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);
     (xiii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;
     (xiv) any action or omission by the Seller (other than in accordance with or as contemplated by this Agreement or any other Transaction Document) which reduces or impairs the rights of the Administrative Agent, the Managing Agents or the Purchasers with respect to any Receivable and the Related Security and Collections with respect thereto or the value of any such Receivable and the Related Security and Collections with respect thereto; and
     (xv) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action.
          Section 10.2 Indemnities by the Servicer. Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts that may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to:
          (a) any representation or warranty made by the Servicer (or any officers of Servicer) under or in connection with this Agreement, any other Transaction Document or any other written information or report delivered by the Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
          (b) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, the violation of which shall

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cause the Receivables to be uncollectible or unenforceable by Seller, the Administrative Agent, the Managing Agents or the Purchasers in whole or in part;
          (c) any failure of the Servicer to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
          (d) the commingling of Collections of Receivables at any time with other funds;
          (e) any action or omission by the Servicer (other than in accordance with or as contemplated by this Agreement or any other Transaction Document) which reduces or impairs the rights of the Administrative Agent, the Managing Agents or the Purchasers with respect to any Receivable and the Related Security and Collections with respect thereto or the value of any Receivable and the Related Security and Collections with respect thereto; and
          (f) the failure of any Receivable treated as or represented by the Servicer to be an Eligible Receivable to be an Eligible Receivable at the time so treated or represented;
excluding, however, in all of the foregoing instances Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification.
          Section 10.3 Increased Cost and Reduced Return.
          (a) If any Regulatory Change (i) subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon presentation to the Seller of a certificate setting forth the basis for such determination and the additional amounts reasonably determined by such related Managing Agent to reasonably compensate such Funding Source for the period of up to 90 days prior to the date on which such certificate is delivered to the Seller, the Seller shall pay to such Managing Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction. The term “Regulatory Change” shall mean (i) the adoption after the date hereof

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of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, whether commenced prior to or after the date hereof, by any Funding Source with the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009 (the “FAS 166/167 Capital Guidelines”), or any existing or future guidance, interpretations or directives from the U.S. bank regulatory agencies relating to the FAS 166/167 Capital Guidelines (whether or not having the force of law), or any rules or regulations promulgated in connection therewith by any U.S. bank regulatory agency.
          (b) A certificate of the applicable Purchaser or Funding Source setting forth the amount or amounts necessary to compensate such Purchaser or Funding Source pursuant to paragraph (a) of this Section 10.3 shall be delivered to the Seller and shall be conclusive absent manifest error.
          Section 10.4 Other Costs and Expenses. The Seller shall pay to the Administrative Agent, each Managing Agent and each Purchaser on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the reasonable cost of such Person’s auditors auditing the books, records and procedures of the Seller, reasonable fees and out-of-pocket expenses of legal counsel for such Person (which such counsel may be employees of such Person) with respect thereto and with respect to advising such Person as to their respective rights and remedies under this Agreement. The Seller shall pay to the Administrative Agent or each Managing Agent, as applicable (for the account of the Administrative Agent, the Managing Agents and the Purchasers, as applicable) on demand any and all reasonable costs and expenses of the Administrative Agent, the Managing Agents and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents (including any amendments hereto or thereto), or the administration of this Agreement following an Amortization Event.
          Section 10.5 Accounting Based Consolidation Event.
          Upon demand by the Administrative Agent or the applicable Managing Agent, the Seller shall pay to the Administrative Agent or such applicable Managing Agent, for the benefit of the relevant Funding Source, such amounts as such Funding Source reasonably determines will compensate or reimburse such Funding Source for any (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Funding Source, (ii) reduction in the rate of return on such Funding Source’s capital or reduction in the amount of any sum received or receivable by such Funding Source or (iii) internal capital charge or other imputed cost determined by such Funding Source to be allocable to the Seller or the transactions contemplated

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in this Agreement, in each case resulting from or in connection with the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit that are subject to this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of an Funding Source. Amounts under this Section 10.5 may be demanded at any time without regard to the timing of issuance of any financial statement by any Conduit or by any Funding Source.
ARTICLE XI
THE AGENT
          Section 11.1 Authorization and Action. Each Purchaser hereby (i) designates and appoints JPMC to act as its administrative agent hereunder and under each other Transaction Document, (ii) designates and appoints its related Managing Agent as its managing agent, and (iii) authorizes the Administrative Agent and such Managing Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent or the Managing Agent, as applicable, by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any Managing Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, nor any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent or any Managing Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Administrative Agent or any Managing Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Administrative Agent and each Managing Agent shall act solely as agent for the Purchasers designating such agent and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party’s successors or assigns. Neither the Administrative Agent nor any Managing Agent shall be required to take any action that exposes the such Person to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Administrative Agent and the Managing Agents hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Administrative Agent to execute each of the UCC financing statements, the Intercreditor Agreement and such other Transaction Documents as may require the Administrative Agent’s signature on behalf of such Purchaser (the terms of which shall be binding on such Purchaser). Each Purchaser hereby authorizes its related Managing Agent to execute the Fee Letter on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).
          Section 11.2 Delegation of Duties. The Administrative Agent and the Managing Agents may execute any of their respective duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
          Section 11.3 Exculpatory Provisions. None of the Administrative Agent, the Managing Agents, or any of their respective directors, officers, agents or employees shall be (i)

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liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Neither the Administrative Agent nor any Managing Agent shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. Neither the Administrative Agent nor any Managing Agent shall be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Administrative Agent or such Managing Agent, as applicable, has received notice of such Amortization Event or Potential Amortization Event from the Seller or a Purchaser. No Managing Agent shall have any responsibility hereunder to any Purchaser other than the Purchasers in its Purchaser Group.
          Section 11.4 Reliance by the Administrative Agent and the Managing Agents. The Administrative Agent and the Managing Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by the Administrative Agent or any Managing Agent. Each of the Administrative Agent and each Managing Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the related Purchaser Group or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Administrative Agent or such Managing Agent shall have received such advice, the Administrative Agent or such Managing Agent may take or refrain from taking any action, as the Administrative Agent or such Managing Agent shall deem advisable and in the best interests of the Purchasers. The Administrative Agent and the Managing Agents shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of its related Purchaser Group or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.
          Section 11.5 Non-Reliance on Administrative Agent, the Managing Agents and Other Purchasers.
          (a) Each Purchaser expressly acknowledges that none of the Administrative Agent, the Managing Agents, or any of their respective officers, directors, employees, agents,

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attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any Managing Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Managing Agent. Each Purchaser represents and warrants to the Administrative Agent and the Managing Agents that it has and will, independently and without reliance upon the Administrative Agent, any Managing Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.
          (b) Without limiting clause (a) above, each Purchaser acknowledges and agrees that neither such Purchaser nor any of its Affiliates, participants or assignees may rely on the Administrative Agent or any Managing Agent to carry out such Purchaser’s or other Person’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 C.F.R. 103.121 (as amended or replaced, the “CIP Regulations”), or any other applicable law, rule, regulation or order of any governmental authority, including any program involving any of the following items relating to or in connection with any Seller Party or any of their Affiliates or agents, the Transaction Documents or the transactions contemplated hereby: (i) any identity verification procedure; (ii) any recordkeeping; (iii) any comparison with a government list; (iv) any customer notice or (v) any other procedure required under the CIP Regulations or such other law, rule, regulation or order.
          Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Administrative Agent and the Financial Institutions in each Purchaser Group agree to reimburse and indemnify the Managing Agent for such Purchaser Group, and their respective officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Administrative Agent or such Managing Agent, acting in its capacity as the Administrative Agent or a Managing Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Administrative Agent, in its capacity as Administrative Agent, or any Managing Agent, acting in its capacity as a Managing Agent and acting on behalf of its related Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.
          Section 11.7 Administrative Agent and Managing Agents in their Individual Capacity. The Administrative Agent, each Managing Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or any Affiliate of the Seller as though it were not the Administrative Agent or a Managing Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Administrative Agent and each Managing Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Administrative Agent or a Managing Agent, and the terms “Financial Institution,” “Purchaser,” “Financial Institutions” and “Purchasers” shall include the Administrative Agent or such Managing Agent in its individual capacity, as applicable.

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          Section 11.8 Successor Administrative Agent. The Administrative Agent may, upon five (5) days’ notice to the Seller and the Purchasers, and the Administrative Agent will, upon the direction of all of the Purchasers (other than the Administrative Agent, in its individual capacity) resign as Administrative Agent. If the Administrative Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor administrative agent. If for any reason no successor Administrative Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Administrative Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and under the other Transaction Documents.
          Section 11.9 Successor Managing Agent. A Managing Agent may, upon five- days’ notice to the Seller, the Administrative Agent and the Purchasers in its Purchaser Group, and a Managing Agent will, upon the direction of all of the Purchasers in such Managing Agent’s Purchaser Group (other than such Managing Agent, in its individual capacity) resign as Managing Agent. If a Managing Agent shall resign, then the Financial Institutions in such Purchaser Group during such five-day period shall appoint from among such Financial Institutions a successor Managing Agent. If for any reason no successor Managing Agent is appointed by such Financial Institutions during such five-day period, then effective upon the termination of such five-day period, the Purchasers in such Purchaser Group shall perform all of the duties of the resigning Managing Agent hereunder and under the other Transaction Documents and the Seller, the Servicer and the Administrative Agent (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with such Purchasers. After the effectiveness of any retiring Managing Agent’s resignation hereunder, the retiring Managing Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement and under the other Transaction Documents.
ARTICLE XII
ASSIGNMENTS; PARTICIPATIONS
          Section 12.1 Assignments.
          (a) The Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by a Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement (i) to the Financial Institutions in such Conduit’s Purchaser Group pursuant to this Agreement or pursuant to a Liquidity Agreement, (ii) to any other issuer of commercial paper notes sponsored or administered by a Financial Institution or

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(iii) to any other Person; provided that, except (A) after the occurrence and during the continuation of an Amortization Event or (B) during a Level Two Enhancement Period or a Level Three Enhancement Period, such Conduit may not make any such assignment pursuant to this clause (iii), except in the event that the circumstances described in Section 12.1(c) occur, without the consent of the Seller (which consent shall not be unreasonably withheld or delayed). Upon such assignment, such Conduit shall be released from its obligations so assigned. Further, the parties hereto hereby agree that any assignee of a Conduit of this Agreement or all or any of the Purchaser Interests of any Conduit shall have all of the rights and benefits under this Agreement as if the term “Conduit” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of such Conduit hereunder. Neither the Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.
          (b) Any Financial Institution may at any time and from time to time assign to one or more Persons (“Purchasing Financial Institutions”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the “Assignment Agreement”) executed by such Purchasing Financial Institution and such selling Financial Institution, provided, that an assignment made by an Affected Financial Institution pursuant to paragraph (c) below may occur at any time. The consent of the Conduit in such Financial Institution’s Purchaser Group and, other than (A) after the occurrence and during the continuation of an Amortization Event or (B) during a Level Two Enhancement Period or a Level Three Enhancement Period, the Seller (such consent not to be unreasonably withheld or delayed) shall be required prior to the effectiveness of any such assignment. Notwithstanding the foregoing, an assignment made by an Affected Financial Institution pursuant to paragraph (c) below may occur without the consent of the Seller; provided that if the Affected Financial Institution is not a Financial Institution or Managing Agent on the date hereof or an Affiliate of such Person, the applicable Managing Agent agrees to use reasonable efforts to choose an assignee of such Affected Financial Institution that is acceptable to the Seller; provided further however, that if such Managing Agent and the Seller do not agree on such an assignee within ten (10) Business Days after such Affected Financial Institution becomes an Affected Financial Institution, such Managing Agent may choose an assignee in its sole discretion. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s and (ii) agree to deliver to the related Managing Agent, promptly following any request therefor by the Managing Agent for its Purchaser Group or the affected Conduit, an enforceability opinion in form and substance satisfactory to such Managing Agent and such Conduit. Upon delivery of the executed Assignment Agreement to the related Managing Agent and the Administrative Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Seller, the Purchasers, the Managing Agents or the Administrative Agent shall be required.
          (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s (an “Affected Financial Institution”), such Affected Financial Institution shall be obligated, at the request of the Conduit in such Financial Institution’s Purchaser Group or the applicable Managing Agent, to

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assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by such Managing Agent and acceptable to such affected Conduit, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution’s Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.
          Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro Rata Share of the Purchaser Interests of such Financial Institutions or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution’s rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and the Seller, the Conduits, the Managing Agents and the Administrative Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution’s rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 13.1(b)(i).
          Section 12.3 Additional Purchaser Groups. Upon the Seller’s request with written consent of the Administrative Agent and each Managing Agent, an additional Purchaser Group may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Purchaser Group, the Seller, the Servicer, the Administrative Agent and each Managing Agent. Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a “Conduit” shall become a party hereto as a Conduit, entitled to the rights and subject to the obligations of a Conduit hereunder, (ii) each Person specified therein as a “Financial Institution” shall become a party hereto as a Financial Institution, entitled to the rights and subject to the obligations of a Financial Institution hereunder, (iii) each Person specified therein as a “Managing Agent” shall become a party hereto as a Managing Agent, entitled to the rights and subject to the obligations of a Managing Agent hereunder and (iv) the Purchase Limit shall be increased by an amount equal to the aggregate Commitments of the Financial Institutions party to such Joinder Agreement.
          Section 12.4 Extension of Liquidity Termination Date. The Seller may advise the Administrative Agent and each Managing Agent in writing of its desire to extend the Liquidity Termination Date for an additional 364 days, provided such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Liquidity Termination Date. Each Managing Agent, upon being so advised by the Seller, shall promptly notify each Financial Institution in such Managing Agent’s Purchaser Group of any such request and each such Financial Institution shall notify the Administrative Agent, its related Managing Agent and the Seller of its decision to accept or decline the request for such extension no later than 30 days prior to the then current Liquidity Termination Date (it being understood that each Financial

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Institution may accept or decline such request in its sole discretion and on such terms as it may elect, and the failure to so notify the Administrative Agent, its related Managing Agent and the Seller shall be deemed an election not to extend by such Financial Institution). In the event that at least one Financial Institution agrees to extend the Liquidity Termination Date, the Seller Parties, the Administrative Agent, the related Managing Agents and the extending Financial Institutions shall enter into such documents as such extending Financial Institutions may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such Financial Institutions, the related Managing Agents and the Administrative Agent (including reasonable attorneys’ fees) shall be paid by the Seller. In the event that any Financial Institution declines the request to extend the Liquidity Termination Date (each such Financial Institution being referred to herein as a “Non-Renewing Financial Institution”), and, in the case of a Non-Renewing Financial Institution described in clause (a), the Commitment of such Non-Renewing Financial Institution is not assigned to another Person in accordance with the terms of this Article XII prior to the then current Liquidity Termination Date, the Purchase Limit shall be reduced by an amount equal to each such Non-Renewing Financial Institution’s Commitment on the then current Liquidity Termination Date.
          Section 12.5 Terminating Financial Institutions.
          (a) Any Affected Financial Institution or Non-Renewing Financial Institution which has not assigned its rights and obligations hereunder if requested pursuant to this Article XII shall be a “Terminating Financial Institution” for purposes of this Agreement as of the then current Liquidity Termination Date (or, in the case of any Affected Financial Institution, such earlier date as declared by the Administrative Agent).
          (b) The Commitment of any Financial Institution shall terminate on the date it becomes a Terminating Financial Institution. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2, 2.4 and 2.5) all rights and obligations of such terminating Financial Institution hereunder shall be terminated and such terminating Financial Institution shall no longer be a “Financial Institution” hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests or the Commitment held by such Terminating Financial Institution prior to its termination as a Financial Institution.
          Section 12.6 USA Patriot Act Certification. Within 10 days after the date of this Agreement and at such other times as are required under the USA Patriot Act, each Purchaser and each assignee and participant that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations) shall deliver to the Administrative Agent a certification, or, if applicable, recertification, certifying that such Purchaser is not a “shell” and certifying as to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations.
          Section 12.7 Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Financial Institution may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital and Yield) under this Agreement to secure obligations of

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such Financial Institution to a Federal Reserve Bank, without notice to or consent of the Seller or the Administrative Agent or any other Person; provided that no such pledge or grant of a security interest shall release a Financial Institution from any of its obligations hereunder, or substitute any such pledgee or grantee for such Financial Institution as a party hereto.
          Section 12.8 Closing Date Assignments.
          (a) On the date hereof, (i) Falcon hereby assigns to Victory Receivables Corporation, $100,000,000 of its Purchase Limit and (ii) JPMC hereby assigns to Union Bank, N.A., $100,000,000 of its Commitment, such that after giving effect to such assignments, each of the Purchasers party hereto on the date hereof have the respective amounts of the Conduit Purchase Limit or Commitment, as applicable, as set forth on Schedule A hereto. All accrued fees due to Falcon and JPMC through the date hereof shall be paid to the Administrative Agent for the benefit of Falcon and JPMC by the Seller on the Settlement Date in December of 2010.
          (b) Each of Falcon, JPMC and each New Purchaser hereby confirms to and agrees with each other, the Administrative Agent and each Managing Agent hereto as follows: (i) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, neither Falcon nor JPMC makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with this Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Purchaser Interests, this Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (ii) neither Falcon nor JPMC makes any representation or warranty or assumes any responsibility with respect to the financial condition of the Seller, any Obligor, the Servicer, the Originator, Consumers, any Affiliate of the Seller or the performance or observance by the Seller, any Obligor, the Servicer, the Originator, any Affiliate of the Seller of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (iii) each New Purchaser confirms that it has received a copy of this Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Agreement; and (iv) each New Purchaser will, independently and without reliance upon the Administrative Agent, any Managing Agent, any Purchaser or the Seller and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Transaction Documents.
ARTICLE XIII
MISCELLANEOUS
          Section 13.1 Waivers and Amendments.
          (a) No failure or delay on the part of the Administrative Agent, any Managing Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or

45

remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.1(b). The Seller and the Administrative Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:
     (i) without the consent of each Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component thereof), (C) reduce any fee payable to any Managing Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution’s Pro Rata Share (except as may be required pursuant to a Liquidity Agreement) or any Financial Institution’s Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions, this Section 13.1(b) or Section 9.1, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Applicable Maximum Purchaser Interest,” “Applicable Stress Factor,” “Dilution Percentage,” “Dilution Reserve,” “Eligible Receivable,” “Level One Enhancement Period,” “Level Two Enhancement Period,” “Level Three Enhancement Period,” “Loss Reserve,” “Loss Percentage,” “Net Receivables Balance,” “Yield and Servicer Fee Reserve,” or “Yield and Servicer Fee Percentage,” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses;
     (ii) without the written consent of the then Administrative Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Administrative Agent; or
     (iii) without the written consent of each Managing Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Managing Agent.
Any modification or waiver made in accordance with this Section 13.1 shall apply to each of the Purchasers equally and shall be binding upon the Seller, the Servicer, the Purchasers, the Managing Agents and the Administrative Agent.
          Section 13.2 Notices. Except as provided in this Section 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication

46

shall be effective if given by facsimile transmission, upon confirmation of receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or if given by any other means, when received at the address specified in this Section 13.2. The Seller and the Servicer hereby authorize each Managing Agent to effect purchases and each Managing Agent to make Tranche Period and Bank Rate selections based on telephonic notices made by any Person whom such Managing Agent in good faith believes to be acting on behalf of the Seller. The Seller agrees to deliver promptly to the applicable Managing Agent a written confirmation of each telephonic notice signed by an authorized officer of the Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by such Managing Agent, the records of such Managing Agent shall govern absent manifest error.
          Section 13.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.3, 10.4 or 10.5) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
          Section 13.4 Protection of Ownership Interests of the Purchasers.
          (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent or any Managing Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Administrative Agent, the Managing Agents or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time after the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, or the Administrative Agent may direct the Seller or the Servicer to, notify the Obligors of Receivables, at the Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. The Seller or the Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.
          (b) If any Seller Party fails to perform any of its obligations hereunder, the Administrative Agent, any Managing Agent or any Purchaser may (but shall not be required to), after providing notice to such Seller Party, perform, or cause performance of, such obligations, and the Administrative Agent’s, such Managing Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.4. Each Seller Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Seller Party to (i) execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole

47

discretion, after providing notice to such Seller Party, to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.
          Section 13.5 Confidentiality.
          (a) Each party hereto shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to each other party and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such party and its officers and employees may disclose such information to such party’s external accountants and attorneys and as required by any applicable law, regulation or order of any judicial, regulatory or administrative proceeding (whether or not having the force of law). Anything herein to the contrary notwithstanding, each Seller Party, each Purchaser, the Administrative Agent, each Managing Agent and each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.
          (b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Managing Agents, the Financial Institutions or the Conduits by each other, (ii) by the Administrative Agent, the Managing Agents or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Administrative Agent, any Managing Agent or any Conduit to any rating agency (including, without limitation, in compliance with Rule 17g-5 under the Securities Exchange Act of 1934), Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to its related Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Managing Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Purchasers, the Managing Agents and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
          Section 13.6 Bankruptcy Petition. The Seller, the Servicer, the Administrative Agent, each Managing Agent and each Purchaser hereby covenants and agrees that, prior to the

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date that is one year and one day after the payment in full of all outstanding senior indebtedness of a Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
          Section 13.7 Limitation of Liability.
          (a) No claim may be made by any party to this Agreement or any other Person against any other party hereto or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party to this Agreement hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, except, with respect to any claim against any party hereto (other than a Conduit) arising due to such Person’s gross negligence or willful misconduct.
          (b) Notwithstanding any provisions contained in this Agreement or any other Transaction Document to the contrary, a Conduit shall not be obligated to pay any amount pursuant to this Agreement or any other Transaction Document unless such Conduit has excess cash flow from operations or has received funds which may be used to make such payment and which funds or excess cash flow are not required to repay any of such Conduit’s Commercial Paper when due. Any amount which a Conduit does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against such Conduit for any such insufficiency. The agreements in this section shall survive the termination of this Agreement and the other Transaction Documents.
          Section 13.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
          Section 13.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY MANAGING AGENT OR ANY

49

PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE ADMINISTRATIVE AGENT, ANY MANAGING AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY MANAGING AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
          Section 13.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
          Section 13.11 Integration; Binding Effect; Survival of Terms.
          (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 13.5, 13.6 and 13.7 shall be continuing and shall survive any termination of this Agreement.
          Section 13.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
          Section 13.13 Agent Roles. Each of the Financial Institutions acknowledges that each Person party hereto as the Administrative Agent or a Managing Agent acts, or may in the

50

future act, (i) as administrative agent for a Conduit or a Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for a Conduit or a Financial Institution (collectively, the “Agent Roles”). Without limiting the generality of this Section 13.13, each Financial Institution hereby acknowledges and consents to any and all Agent Roles and agrees that in connection with any Agent Role, a Managing Agent or the Administrative Agent, as applicable, may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for a Conduit.
          Section 13.14 Characterization.
          (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to each Purchaser, each Managing Agent and the Administrative Agent for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, any Managing Agent or the Administrative Agent or any assignee thereof of any obligation of the Seller, the Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of the Seller or the Originator.
          (b) In addition to any ownership interest which the Administrative Agent may from time to time acquire pursuant hereto, the Seller hereby grants to the Administrative Agent for the ratable benefit of the Managing Agents and the Purchasers a valid and perfected security interest in all of the Seller’s right, title and interest in, to and under the following, whether now existing or hereafter arising, all Receivables, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, all of the Seller’s rights, title and interest in, to and under the Receivables Sale Agreement (including, without limitation, (a) all rights to indemnification arising thereunder and (b) all UCC financing statements filed pursuant thereto), and all proceeds of any thereof and all other assets in which the Administrative Agent on behalf of the Managing Agents and the Purchasers has acquired, may hereafter acquire and/or purports to have acquired an interest under this Agreement prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Administrative Agent, the Managing Agents and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. The Seller hereby authorizes the Administrative Agent, within the meaning of 9-509 of any applicable enactment of the UCC, as secured party for the benefit of itself and of the Purchasers, (x) to file, without the signature of the Seller or the Originator, as debtors, the UCC financing statements contemplated herein and under the Receivables Sale Agreement and (y) to include, on any financing statement filed against the Seller, the collateral description: “All of the Debtor’s personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds

51

thereof, substitutions and replacements therefor, and additions and accessions thereto.” The Administrative Agent shall promptly deliver a copy of any such UCC financing statements so filed to the Seller, provided that the Administrative Agent’s failure to deliver such copy shall not effect the validity of such filing.
          (c) In connection with the Seller’s transfer of its right, title and interest in, to and under the Receivables Sale Agreement, from and after the occurrence of an Amortization Event and during the continuation thereof, the Seller agrees that the Administrative Agent shall have the right to enforce the Seller’s rights and remedies under the Receivables Sale Agreement, to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of the Administrative Agent, any Managing Agent or any Purchaser or any of its or their respective Affiliates to perform any of the obligations of the Seller under the Receivables Sale Agreement. To the extent that the Seller enforces the Seller’s rights and remedies under the Receivables Sale Agreement, from and after the occurrence of an Amortization Event, and during the continuance thereof, the Administrative Agent shall have the exclusive right to direct such enforcement by the Seller.
          (d) If, notwithstanding the intention of the parties expressed above, any sale or transfer by the Seller hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. In the case of any Recharacterization, each of the Seller and the Administrative Agent and each Purchaser represents and warrants as to itself that each remittance of Collections by the Seller to the Administrative Agent, any Managing Agent or any Purchaser hereunder will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller, the Administrative Agent and each Purchaser and (ii) made in the ordinary course of business or financial affairs of the Seller, the Administrative Agent and each Purchaser.
          Section 13.15 Intercreditor Agreement. Each Purchaser and each Managing Agent hereby agrees to be bound by the terms of, and the Administrative Agent’s covenants, agreements, waivers and acknowledgements under, the Intercreditor Agreement.
          Section 13.16 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by Consumers or any of its Subsidiaries, or Consumers or any of its Subsidiaries shall change its application of generally accepted accounting principles with respect to any Off-Balance Sheet Liabilities, in each case with the agreement of its independent certified public accountants, and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at Consumers’ request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating Consumers and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the

52

Administrative Agent, each Managing Agent and each Purchaser, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to GAAP shall mean generally accepted accounting principles as of the date of such amendment.
          Section 13.17 USA Patriot Act. Each Purchaser hereby notifies the Seller that pursuant to requirements of the USA Patriot Act, such Purchaser is required to obtain, verify and record information that identifies the Seller, which information includes the name and address of the Seller and other information that will allow such Purchaser to identify the Seller in accordance with the USA Patriot Act.
          Section 13.18 Required Ratings. Any Managing Agent or any Financial Institution (each such Person, a “Requesting Party”) shall have the right at any time to request that public ratings of the facility evidenced by this Agreement of at least A-/A3 (the “Required Ratings”) be obtained from two credit rating agencies acceptable to such Requesting Party. Each of the Seller and the Servicer agree that they shall cooperate with such Requesting Party’s efforts to obtain the Required Ratings, and shall provide such Requesting Party, for distribution to the applicable credit rating agencies, any information reasonably requested by such credit rating agencies for purposes of providing the Required Ratings. Any such request (a “Ratings Request”) shall be in writing, and if the Required Ratings are not obtained within 60 days following the date of such Ratings Request (the “Ratings Request Due Date”) (unless the failure to obtain the Required Ratings is solely the result of such Requesting Party’s failure to provide the credit rating agencies with sufficient information to permit the credit rating agencies to perform their analysis, and is not the result of the Seller or the Servicer’s failure to cooperate or provide sufficient information to such Requesting Party), (i) upon written notice by such Requesting Party to the Seller within 90 days after the Ratings Request Due Date, the Amortization Date shall occur, and (ii) outstanding Capital shall thereafter bear interest at a rate per annum equal to 2.00% above the Alternate Base Rate. Such Requesting Party shall pay the initial fees payable to the credit rating agencies for providing the Required Ratings.
          Section 13.19 Amendment and Restatement. The amendment and restatement of the Original RPA pursuant to this Agreement shall be effective as of the Closing Date, subject to the satisfaction of the conditions precedent set forth in Section 6.1. This Agreement shall amend and restate in its entirety the Original RPA and shall have the effect of a substitution of terms of the Original RPA, but this Agreement will not have the effect of causing a novation, refinancing or other repayment of the Original Obligations or a termination or extinguishment of the liens securing such Original Obligations, which Original Obligations shall remain outstanding and repayable pursuant to the terms of this Agreement and which liens shall remain attached, enforceable and perfected securing such Original Obligations and all additional Obligations arising under this Agreement. Each reference to the Original RPA in any of the Transaction Documents, or any other document, instrument or agreement delivered in connection therewith, shall mean and be a reference to this Agreement.
[SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

CONSUMERS RECEIVABLES FUNDING II, LLC
By:	/s/ Laura L. Mountcastle
	Name:	Laura L. Mountcastle
	Title:	President, Chief Executive Officer, Chief Financial Officer and Treasurer

Notice Address:
Consumers Receivables Funding II, LLC
One Energy Plaza
Jackson, MI 49201-2276
Attn: James L Loewen
Fax: (517) 788-0412

CONSUMERS ENERGY COMPANY, as Servicer
By:	/s/ Laura L. Mountcastle
	Name:	Laura L. Mountcastle
	Title:	Vice President and Treasurer

Notice Address:
Consumers Energy Company
One Energy Plaza
Jackson, MI 49201-2276
Attn: James L Loewen
Fax: (517) 788-0412
Signature Page to Amended and Restated Receivables Purchase Agreement

JPMORGAN PURCHASER GROUP:

FALCON ASSET SECURITIZATION COMPANY LLC, as a Conduit By: JPMorgan Chase Bank, N.A., its attorney-in-fact
By:	/s/ Patrick Menichillo
	Name:	Patrick Menichillo
	Title:	Vice President

Notice Address:
c/o JPMorgan Chase Bank, N.A.
10 S. Dearborn, Floor 13
Chicago, IL 60603
Attn: Kathleen Rovner
Phone: (312) 336-2685
Fax: (312) 732-1844
Email: kathleen.m.rovner@jpmchase.com

JPMORGAN CHASE BANK, N.A., as a Financial Institution, as a Managing Agent and as Administrative Agent
By:	/s/ Patrick Menichillo
	Name:	Patrick Menichillo
	Title:	Vice President

Notice Address:
JPMorgan Chase Bank, N.A.
10 S. Dearborn, Floor 13
Chicago, IL 60603
Attn: Kathleen Rovner
Phone: (312) 336-2685
Fax: (312) 732-1844
Email: kathleen.m.rovner@jpmchase.com
Signature Page to Amended and Restated Receivables Purchase Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH PURCHASER GROUP:

VICTORY RECEIVABLES CORPORATION, as a Conduit
By:	/s/ Frank B. Bilotta
	Name:	Frank B. Bilotta
	Title:	President

Notice Address:
Victory Receivables Corporation
1251 Avenue of Americas, 12th Floor
New York, NY 10020-1104
Attention: Securitization Group
Facsimile: 212-782-6448

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Managing Agent
By:	/s/ Aditya Reddy
	Name:	Aditya Reddy
	Title:	Senior Vice President

Notice Address:
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New
York Branch
1251 Avenue of Americas, 12th Floor
New York, NY 10020-1104
Attention: Securitization Group
Facsimile: 212-782-6448
UNION BANK, N.A., as a Financial Institution
Signature Page to Amended and Restated Receivables Purchase Agreement

By:	/s/ Jeffrey Fesenmaier
	Name:	Jeffrey Fesenmaier
	Title:	Vice President

Notice Address:
Union Bank, N.A.
c/o Commercial Loan Operations
1980 Saturn St.
Monterey Park, CA 91754
Fax No: (800) 446-9951 or (323) 724-6198
Email: #clo synd@unionbank.com
For inquiries, call: Maria Suncin (323) 720-2870
Signature Page to Amended and Restated Receivables Purchase Agreement

EXHIBIT I
DEFINITIONS
          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          “Accounting Changes” has the meaning set forth in Section 13.16.
          “Accrual Period” means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.
          “Administrative Agent” has the meaning set forth in the preamble to this Agreement.
          “Adverse Claim” means a lien, security interest, financing statement, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.
          “Affected Financial Institution” has the meaning specified in Section 12.1(c).
          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
          “Aggregate Capital” means, at any time, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.
          “Aggregate Reduction” means any reduction to Aggregate Capital pursuant to Section 1.3.
          “Aggregate Reserves” means, at any time, the sum of the Loss Reserve, the Yield and Servicer Fee Reserve and the Dilution Reserve.
          “Aggregate Unpaids” means, at any time, an amount equal to the sum of all Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.
          “Agreement” means this Amended and Restated Receivables Purchase Agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

Exh I - 1

          “Alternate Base Rate” means, for any date, a rate per annum equal to the greatest of (a) the LIBO Rate for a one month Tranche Period at approximately 11:00 a.m. London time on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Administrative Agent from time to time, changing when and as such rate changes (the “Base Rate”). Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Base Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.
          “Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d), (iii) the Business Day specified in a written notice from the Administrative Agent following the occurrence of any other Amortization Event, (iv) the Liquidity Termination Date, (v) the date which is at least fifteen (15) Business Days after the Administrative Agent’s receipt of written notice from the Seller that it wishes to terminate the facility evidenced by this Agreement, provided that any prepayment resulting from such declaration of the Amortization Date shall be subject to the provisions of Section 2.1 and (vi) the Business Day specified in a written notice from the Administrative Agent to the Seller in accordance with Section 13.18.
          “Amortization Event” has the meaning specified in Article IX.
          “Applicable Margin” has the meaning set forth in the Fee Letter.
          “Applicable Maximum Purchaser Interest” means the percentage as set forth in the schedule below based upon the Monthly Report Coverage Period then in effect.

Monthly Report Coverage Period	Applicable Maximum Purchaser Interest
January	95%
February	92.5%
March	85%
April	85%
May	100%
June	100%
July	100%
August	95%
September	95%

Exh I - 2

Monthly Report Coverage Period	Applicable Maximum Purchaser Interest
October	100%
November	100%
December	100%
          “Applicable Stress Factor” means 2.00.
          “Applicable Unbilled Receivables Limit” means (i) at any time during a Level One Enhancement Period, 50%, (ii) at any time during a Level Two Enhancement Period, 35%, and (iii) at any time during a Level Three Enhancement Period, 25%.
          “Assignment Agreement” has the meaning set forth in Section 12.1(b).
          “Bank Rate” means, the LIBO Rate or the Alternate Base Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions and any Purchaser Interest of a Conduit, an undivided interest in which has been assigned by a Conduit to a Financial Institution or is otherwise funded by a Financial Institution pursuant to a Liquidity Agreement.
          “Base Rate” has the meaning set forth in the definition “Alternate Base Rate”.
          “Billed Receivable” means a Receivable for which, as of the time of determination, an invoice addressed to the Obligor thereof has been sent.
          “Broken Funding Costs” means for any Tranche Period or any tranche period for Commercial Paper for any Purchaser Interest which: (i) has its Capital reduced without compliance by the Seller with the notice requirements hereunder, (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice, or (iii) is assigned or otherwise funded under a Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end, including by the written notice of the Seller that it wishes to terminate the facility evidenced by this Agreement; an amount equal to the excess, if any, of (A) the Yield that would have accrued during the remainder of the Tranche Period or the tranche period for Commercial Paper determined by the related Managing Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment, funding or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) (y) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to the Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

Exh I - 3

          “Business Day” means any day on which banks are not authorized or required to close in New York, New York, Chicago, Illinois or Los Angeles, California and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.
          “Capital” of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Administrative Agent or any Managing Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.6) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.
          “Capital Lease” means any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP.
          “Capital Pro Rata Share” means, for any Purchaser at any time, the amount of Capital allocated to the Purchaser Interests of such Purchaser at such time divided by the Aggregate Capital at such time.
          “Change of Control” means (a) with respect to Originator, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of Originator and (b) with respect to the Seller, Originator’s failure to own, directly or indirectly, 100% of the issued and outstanding equity of the Seller.
          “Charged-Off Receivable” means a Receivable which, consistent with the Credit and Collection Policy, would be written off the Seller’s books as uncollectible.
          “CIP Regulations” has the meaning specified in Section 11.5(b).
          “Closing Date” means November 23, 2010.
          “CMS Entity” has the meaning set forth in Section 7.1(i).
          “Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.
          “Collection Account Agreement” means an agreement substantially in the form of Exhibit VI among the Servicer, the Seller, the Administrative Agent and a Collection Bank.
          “Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

Exh I - 4

          “Collection Notice” means a notice, in substantially the form of Annex A to Exhibit VI, from the Administrative Agent to a Collection Bank.
          “Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.
          “Commercial Paper” means promissory notes of a Conduit issued by such Conduit in the commercial paper market.
          “Commitment” means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from the Seller in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution’s name on Schedule A to this Agreement, or in the case of a Financial Institution that becomes party to this Agreement pursuant to an Assignment Agreement or a Joinder Agreement, as applicable, the amount set forth therein as such Financial Institution’s “Commitment,” in each case, as such amount may be modified in accordance with the terms hereof and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.
          “Concentration Limit” means, at any time, for any Obligor, 2% of the Outstanding Balance of all Eligible Receivables, or such other amount (a “Special Concentration Limit”) for such Obligor designated by the Administrative Agent (with the consent of each Managing Agent); provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that the Administrative Agent may (and shall upon the direction of any Managing Agent), upon not less than three Business Days’ notice to the Seller, cancel any Special Concentration Limit.
          “Conduit” means a Person identified as a “Conduit” on Schedule A and its respective successors and permitted assigns.
          “Conduit Purchase Limit” means for any Conduit, the maximum principal amount of the Purchaser Interests which may be purchased by such Conduit as set forth on Schedule A (or on the applicable schedule to the Assignment Agreement or Joinder Agreement pursuant to which such Conduit became a party hereto), subject to assignment pursuant to Section 12.1(a), as such amount may be reduced in accordance with Section 1.1(b).
          “Consumers” means Consumers Energy Company, a Michigan corporation.
          “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

Exh I - 5

          “Contract” means, with respect to any Receivable, the invoices and any instruments, agreements or other writings pursuant to which such Receivable arises or which evidences such Receivable.
          “CP Rate” means, for any Accrual Period for any Purchaser Interest owned by a Conduit if and to the extent such Conduit funds the Purchase or maintenance of its Purchaser Interest by the issuance of commercial paper notes during such Settlement Period, the per annum rate that reflects, for each day during such Settlement Period, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of a Conduit pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if the Seller shall request any Incremental Purchase during any period of time determined by the applicable Managing Agent in its sole discretion to result in an incrementally higher CP Rate applicable to such additional Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by such Conduit in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such higher CP Rate applicable only to such special pool and charged each day during such period against such Capital.
          “Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of March 30, 2007 (as in effect on August 14, 2007) among Consumers, the financial institutions from time to time party thereto as “Banks” and JPMorgan, as Agent.
          “Credit and Collection Policy” means Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement, or as required under regulatory directive.
          “Customer Deposits” means, at any time, the aggregate amount of cash deposits held by Consumers against Obligors’ accounts.
          “Daily Report” means a report, in substantially the form of Exhibit XII hereto (appropriately completed), furnished by the Servicer to the Administrative Agent and each Managing Agent pursuant to Section 8.5.
          “Days Sales Outstanding Ratio” means, for any Accrual Period, (i) the aggregate Outstanding Balance of all Receivables as of the last day of the Accrual Period ending one Accrual Period prior to such Accrual Period, divided by (ii) the aggregate amount of Collections received during such Accrual Period, multiplied by (iii) 30.

Exh I - 6

          “Debt Rating” means the rating then assigned by S&P, Moody’s or Fitch, as applicable, (a) at any time prior to the FMB Release Date, with respect to the Senior Debt, and (b) at any time thereafter, with respect to the Originator’s senior unsecured long-term debt (without credit enhancement).
          “Deemed Collections” means the aggregate of all amounts the Seller shall have been deemed to have received as a Collection of a Receivable. The Seller shall be deemed to have received a Collection of a Receivable to the extent that (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by the Seller (other than cash Collections on account of such Receivable) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to such Receivable.
          “Default Fee” means with respect to any amount due and payable by the Seller (or required to be deposited by the Servicer) in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2.00% above the Alternate Base Rate.
          “Defaulted Receivable” means a Receivable that becomes a Charged-Off Receivable prior to 91 calendar days after the original due date.
          “Delinquent Receivable” means a Billed Receivable as to which any payment, or part thereof, remains unpaid for sixty-one (61) days or more from the original due date for such payment.
          “Dilution Horizon Factor” means, at any time, a fraction, the numerator of which equals the sum of (a) the aggregate Original Balance of all Billed Receivables originated during the two most recently ended Accrual Periods and (b) the aggregate Original Balance of all Unbilled Receivables as of the end of the most recently ended Accrual Period, and the denominator of which equals the Net Receivables Balance as of the end of the most recently ended Accrual Period.
          “Dilution Percentage” means as of any date of determination the greater of (i) 6% and (ii) a percentage calculated in accordance with the following formula:
          DP = [(ASF x ADR) + [(HDR - ADR) x (HDR/ADR)]] x DHF
          where:

DP	=	the Dilution Percentage;
ADR	=	the average of the monthly Dilution Ratios occurring during the 12 most recent Accrual Periods;
ASF	=	Applicable Stress Factor;
HDR	=	the highest Dilution Ratio occurring during the 12 most recent Accrual Periods; and
DHF	=	the Dilution Horizon Factor at such time.

Exh I - 7

          “Dilution Ratio” means, for any Accrual Period, a percentage equal to (i) the aggregate amount of Dilutions which occurred during such Accrual Period divided by (ii) the aggregate Original Balance of all Receivables generated by the Originator during such Accrual Period.
          “Dilution Reserve” means, at any time, an amount equal to the product of (a) the Net Receivables Balance as of the close of business on such date, times (b) the Dilution Percentage.
          “Dilutions” means, at any time or for any period, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”.
          “Eligible Receivable” means, at any time, a Receivable:
     (i) which is not a Charged-Off Receivable, a Delinquent Receivable, a WPP Receivable or a Rate I Receivable,
     (ii) which by its terms is due and payable within 30 days of the original billing date therefor and has not had its payment terms extended,
     (iii) which is an “account” within the meaning of Section 9-102 of the UCC of all applicable jurisdictions,
     (iv) which is denominated and payable only in United States dollars in the United States,
     (v) the Obligor of which, if a natural person, maintains a service address in the United States, or if a corporation or other business organization, maintains a place of business in the United States,
     (vi) the Obligor of which (a) is not an Affiliate of (1) any party hereto or (2) Originator and (b) to the knowledge of either Servicer or Seller, has not taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor),
     (vii) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, rescission, counterclaim or other defense, except as limited by bankruptcy, insolvency or other similar laws,
     (viii) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights to payment of Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

Exh I - 8

     (ix) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods, electricity or gas or provision of services by Originator and not by any other person (in whole or in part),
     (x) which, if an Unbilled Receivable, has been included on a Monthly Report as an Eligible Receivable during a period of not more than thirty-six (36) consecutive calendar days,
     (xi) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,
     (xii) which satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy,
     (xiii) which was originated in the ordinary course of Originator’s business,
     (xiv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the Originator (it being understood that only a portion of a Receivable equal to the amount of such partial rescission, set-off, counterclaim or defense, if the amount of such partial rescission, set-off, counterclaim or defense can be quantified, shall be deemed not to be an Eligible Receivable) or any other Adverse Claim, and the Obligor thereon holds no right as against the Originator,
     (xv) as to which Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and
     (xvi) all right, title and interest to and in which has been validly transferred by the Originator directly to the Seller under and in accordance with the Receivables Sale Agreement, and the Seller has good and marketable title thereto free and clear of any Adverse Claim.
          “EMPP Receivable” means a Receivable arising under an Obligor’s account which is subject to a balanced or levelized payment plan of Originator.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “Excess Government Receivables Amount” means at any time, an amount equal to the positive difference, if any, between (i) the aggregate Outstanding Balance of the Eligible Receivables consisting of Government Receivables at such time and (ii) the Government Receivable Concentration Limit at such time.

Exh I - 9

          “Excess Non-Energy Receivables Amount” means at any time, an amount equal to the positive difference, if any, between (i) the sum of (A) the aggregate Original Balance of the Eligible Receivables consisting of Non-Energy Receivables originated during the immediately preceding Accrual Period plus (B), without duplication of the amount set forth in clause (A), the aggregate amount of Finance Charges then due and owing with respect to all Eligible Receivables at such time and (ii) the Non-Energy Receivables Limit at such time.
          “Excess Unbilled Receivables Amount” means at any time, an amount equal to the positive difference, if any, between (i) the aggregate Outstanding Balance of the Eligible Receivables consisting of Unbilled Receivables as of the last day of the most recently ended Accrual Period and (ii) the product of (a) the Applicable Unbilled Receivables Limit at such time, multiplied by (b) the aggregate Outstanding Balance of all Receivables as of the last day of the most recently ended Accrual Period.
          “Falcon” means Falcon Asset Securitization Company LLC, a Delaware limited liability company.
          “Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.
          “Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by JPMC from three federal funds brokers of recognized standing selected by it.
          “Fee Letter” means that certain letter agreement dated as of the date hereof among the Seller, the Purchasers, the Managing Agents and the Administrative Agent, as it may be further amended, restated, supplemented or otherwise modified from time to time.
          “Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
          “Financial Institutions” means, as to any Purchaser Group, each of the financial institutions listed on Schedule A as a “Financial Institution” for such Purchaser Group, together with its respective successors and permitted assigns.
          “Financing Order” means the financing order issued by the Michigan Public Service Commission on October 24, 2000, as amended.
          “Fitch” means Fitch Inc.
          “FMB Release Date” has the meaning set forth in the Credit Agreement.

Exh I - 10

          “Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of any Conduit (including any Liquidity Agreement).
          “Funding Source” means (i) any Financial Institution, (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit, (iii) any agent, administrator or manager of any Conduit, (iv) any bank holding company in respect of any of the foregoing or (v) any Conduit or any entity that is consolidated with any Conduit for financial and/or regulatory accounting purposes.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of the financial statements of Consumers for the period ending December 31, 2009 (except, for purposes of the financial statements required to be delivered pursuant to Sections 7.1, for changes concurred in by the Consumers’ independent public accountants).
          “Government Receivable” means a Receivable the Obligor of which is a federal, state or local government, or an agency, branch, division, district or other political subdivision thereof.
          “Government Receivable Concentration Limit” means, at any time, with respect to Government Receivables that are otherwise Eligible Receivables, an amount equal to the lesser of (A) $20,000,000 and (B) 5% of the aggregate Outstanding Balance of all Eligible Receivables at such time.
          “Group Purchase Limit” means, for each Purchaser Group, the amount set forth on Schedule A (or in the Joinder Agreement pursuant to which such Purchaser Group became party hereto), subject to assignment pursuant to Section 12.1, as such amount may be reduced in accordance with Section 1.1(b).
          “Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.
          “Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.
          “Independent Manager” means, with respect to the Seller, a manager who (i) is not, and within the previous five years was not (except solely by virtue of such Person’s serving as, or being an Affiliate of any other Person serving as, an independent director or manager, as applicable, of Consumers or any bankruptcy-remote special purpose entity that is an Affiliate of Consumers or the Seller) (a) a stockholder, member, partner, director, officer, employee,

Exh I - 11

Affiliate, customer, supplier, creditor or independent contractor of, or any Person that has received any benefit in any form whatever from (other than in such manager’s capacity as a ratepayer or customer of Consumers in the ordinary course of business), or any Person that has provided any service in any form whatsoever to, or any major creditor (or any Affiliate of any major creditor) of, the Seller, Consumers, or any of their Affiliates, or (b) any Person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of the Seller, Consumers or any of their Affiliates, or of any major creditor (or any Affiliate of any major creditor) of any of the foregoing, or a stockholder, member, partner, director, officer, employee, Affiliate, customer, supplier, creditor or independent contractor of, or any Person that has received any benefit in any form whatever from (other than in such Person’s capacity as a ratepayer or customer of Consumers in the ordinary course of business), or any Person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner’s Affiliates, or (c) a member of the immediate family of any person described above; provided that the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager; (ii) has prior experience as an independent director or independent manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers, as applicable, thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For purposes of this definition, “major creditor” shall mean a natural person or business entity to which the Seller, Consumers or any of their Affiliates has outstanding indebtedness for borrowed money or credit on open account in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Manager adversely to the interests of the Seller when the interests of that Person are adverse to those of the Seller.
          “Intercreditor Agreement” means the Intercreditor Agreement dated as of May 22, 2003 among JPMC (as successor by merger to Bank One, NA (Main Office Chicago)), Falcon Asset Securitization Company LLC, The Bank of New York, as trustee, Consumers Funding LLC, Consumers Receivables Funding II, LLC and Consumers Energy Company, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “JPMC” as the meaning set forth in the preamble to this Agreement.
          “Level One Enhancement Period” means any period during which Consumers’ Debt Rating shall be BBB- or higher as rated by S&P and Baa3 or higher as rated by Moody’s.
          “Level Two Enhancement Period” means any period during which Consumers’ Debt Rating shall be lower than BBB- as rated by S&P or Baa3 as rated by Moody’s but higher than BB- by S&P and Ba3 by Moody’s.

Exh I - 12

          “Level Three Enhancement Period” means any period during which Consumers’ Debt Rating shall be BB- or lower as rated by S&P or Ba3 or lower as rated by Moody’s.
          “LIBO Rate” means the rate per annum equal to the sum of (i) (a) the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (A) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (B) if no such British Bankers’ Association Interest Settlement Rate is available to the Administrative Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Administrative Agent to be the rate at which JPMC offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) the Applicable Margin. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.
          “Liquidity Agreement” means an agreement entered into by a Conduit and the related Financial Institutions in its Purchaser Group in connection herewith for the purpose of providing liquidity with respect to the Capital funded by such Conduit under this Agreement (it being understood that a Conduit may enter into more than one Liquidity Agreement).
          “Liquidity Termination Date” means November 22, 2011.
          “Lock-Box” means each postal box or code listed on Exhibit IV over which the Administrative Agent has been granted control pursuant to a P.O. Box Transfer Notice.
          “Loss Horizon Factor” means, at any time, a fraction, the numerator of which equals the sum of (a) the aggregate Original Balance of all Billed Receivables originated during the three Accrual Periods ending immediately prior to the last day of the most recently ended Accrual Period and (b) the aggregate Original Balance of Unbilled Receivables as of the last day of the most recently ended Accrual Period, and the denominator of which equals the Net Receivables Balance as of the end of the most recently ended Accrual Period.
          “Loss Percentage” means at any time the greater of (i) 15% and (ii) a percentage calculated in accordance with the following formula:
               LP = ASF x LHF x LR

Exh I - 13

           where:

ASF	=	Applicable Stress Factor;
LP	=	the Loss Percentage;
LHF	=	the Loss Horizon Factor; and
LR	=	the highest three month rolling average of the Loss Ratios occurring during the 12 most recent Accrual Periods.
          “Loss Ratio” means, at any time, a ratio (expressed as a percentage) equal to (i) the sum of (a) the aggregate Outstanding Balance of all Billed Receivables which are more than ninety (90) and less than one hundred twenty-one (121) days past due as of the last day of the most recently ended Accrual Period and (b) all Receivables that became Defaulted Receivables during such Accrual Period divided by (ii) the aggregate Original Balance of all Receivables originated during the Accrual Period which ended three Accrual Periods prior to such Accrual Period.
          “Loss Reserve” means, at any time, an amount equal to the Loss Percentage multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.
          “Loss-to-Liquidation Ratio” means, for any Accrual Period, the ratio (expressed as a percentage) equal to (i) all Charged-Off Receivables written off during such Accrual Period divided by (ii) the aggregate amount of Collections received during such Accrual Period.
          “Manager” has the meaning specified in the Limited Liability Company Agreement of the Seller.
          “Managing Agent” means, as to any Conduit or Financial Institution, the Person listed on Schedule A as the “Managing Agent” for such Purchasers, together with its respective successors and permitted assigns.
          “Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of either Seller Party and its Subsidiaries, taken as a whole (except that a downgrade in any debt rating of either Seller Party or any of its Subsidiaries shall not by itself have any such material adverse effect), (ii) the ability of any Seller Party to perform its obligations under this Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.
          “Monthly Report Coverage Period” means a period of time commencing on each due date for a Monthly Report and ending on the day occurring immediately prior to the due date for the next Monthly Report.

Exh I - 14

          “Monthly Report” means a report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Administrative Agent and each Managing Agent pursuant to Section 8.5.
          “Moody’s” means Moody’s Investors Service, Inc.
          “1945 Indenture” means that certain Indenture (as the same has been amended, restated, supplemented or otherwise modified from time to time) dated as of September 1, 1945 between Originator (formerly known as Consumers Power Company) and JPMorgan Chase Bank (as successor to City Bank Farmers Trust Company), as Trustee.
          “Net Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time, minus the sum (without duplication) of (i) the greater of (a) $3,000,000 and (b) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor, (ii) the Excess Unbilled Receivables Amount at such time, (iii) the aggregate Outstanding Balance of Unapplied Cash and Credits at such time, (iv) the Customer Deposits at such time, (v) the Unbilled Receivables Offset Amount at such time, (vi) the Excess Government Receivables Amount at such time, (vii) the Excess Non-Energy Receivables Amount at such time and (viii) the SPP Arrearage Amount.
          “New Purchasers” means Victory Receivables Corporation and Union Bank, N.A.
          “Non-Energy Receivable” means a Receivable arising from the sale of goods other than electricity or gas.
          “Non-Energy Receivables Limit” means, at any time, with respect to Non-Energy Receivables that are otherwise Eligible Receivables, an amount equal to the lesser of (A) $8,000,000 and (B) 2% of the aggregate Outstanding Balance of all Eligible Receivables at such time.
          “Non-Renewing Financial Institution” has the meaning set forth in Section 12.4.
          “Obligations” shall have the meaning set forth in Section 2.1.
          “Obligor” means a Person obligated to make payments pursuant to a Contract.
          “Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capital Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.
          “Operating Lease” of a Person means any lease of Property (other than a Capital Lease) by such Person as lessee.

Exh I - 15

          “Original Balance” means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was originated.
          “Original Obligations” has the meaning set forth in the preliminary statements to this Agreement.
          “Original RPA” has the meaning set forth in the preliminary statements to this Agreement.
          “Originator” means Consumers, in its capacity as seller under the Receivables Sale Agreement.
          “Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.
          “Participant” has the meaning set forth in Section 12.2.
          “Past Due Ratio” means, for any Accrual Period, (i) the aggregate Outstanding Balance of all Receivables which are more than 60 days past due as of the last day of such Accrual Period divided by (ii) the aggregate Outstanding Balance of all Receivables.
          “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
          “P.O. Box Transfer Notice” means an agreement substantially in the form of Exhibit XI, or such other agreement in form and substance reasonably acceptable to the Administrative Agent.
          “Pooled Commercial Paper” means Commercial Paper notes of a Conduit subject to any particular pooling arrangement by such Conduit, but excluding Commercial Paper issued by such Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit.
          “Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.
          “Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
          “Proposed Reduction Date” has the meaning set forth in Section 1.3.
          “Pro Rata Share” means, as the context requires:
          (i) for each Purchaser Group, as among all Purchaser Groups, the ratio at such time (expressed as a percentage) of the aggregate Commitments of the Financial

Exh I - 16

Institutions in such Purchaser Group to the aggregate Commitments of all Financial Institutions; and
          (ii) for each Financial Institution as among all Financial Institutions within such Purchaser Group, the ratio at such time (expressed as a percentage) of the Commitment of such Financial Institution to the aggregate Commitment of all Financial Institutions within such Purchaser Group; and
          (iii) with respect to the allocation of any payment or distribution hereunder, for each Purchaser, the ratio at such time (expressed as a percentage) of the aggregate Capital in respect of the Purchaser Interests held by such Purchaser to the Aggregate Capital in respect of the Purchaser Interests held by all Purchasers.
          “Purchase Allocation” has the meaning set forth in Section 1.2.
          “Purchase Limit” means $250,000,000, as such amount may be decreased in accordance with Section 1.1(b).
          “Purchase Notice” has the meaning set forth in Section 1.2.
          “Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to the Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by the Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the amount (which may be an amount less than requested by the Seller in such Purchase Notice) which, when added to the Aggregate Capital, would not cause the Purchaser Interests to exceed the Applicable Maximum Purchaser Interest.
          “Purchaser Group” means a Conduit, its related Financial Institution and their related Managing Agent.
          “Purchasers” means any Conduit or Financial Institution, as applicable.
          “Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

C

NRB-AR

where:

C	=	the Capital of such Purchaser Interest.

AR	=	the Aggregate Reserves.

Exh I - 17

NRB	=	the Net Receivables Balance.
Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the Business Day immediately preceding the Amortization Date shall remain constant at all times thereafter.
          “Purchasing Financial Institution” has the meaning set forth in Section 12.1(b).
          “Rate I Receivable” means a Receivable, the Obligor of which is a non-residential customer, and which arises under a tariff available to any such Obligor desiring interruptible electric service where the billing demand is 5,000 kW or more, issued under the authority of the Michigan Public Service Commission dated December 22, 2005 in Case No. U-14347.
          “Receivable” means all indebtedness and other obligations owed to the Seller or the Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which the Seller or the Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods, electricity or gas or the rendering of services by Originator, and which is identified on the books and records of the Originator or the Seller (including its accounting system) with the account code “Account 1460000 Customer Receivables” or “Account 1460201 — A/R Other” (or, in each case, any subsequent or replacement account code used to identify similar indebtedness or other similar obligations owed to the Seller or Originator), and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor, the Seller or the Originator treats such indebtedness, rights or obligations as a separate payment obligation. Notwithstanding the foregoing, “Receivable” does not include (i) Transferred Securitization Property or (ii) the books and records relating solely to the Transferred Securitization Property; provided that the determination of what constitutes collections of the Securitization Charges in respect of Transferred Securitization Property shall be made in accordance with the allocation methodology specified in Annex 2 to the Servicing Agreement.
          “Receivables Sale Agreement” means that certain Receivables Sale Agreement, dated as of May 22, 2003, between Originator and Seller, as the same has been amended prior to the date hereof and may be further amended, restated, supplemented or otherwise modified from time to time.
          “Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer

Exh I - 18

programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
          “Reduction Notice” has the meaning set forth in Section 1.3.
          “Regulatory Change” has the meaning set forth in Section 10.3(a).
          “Reinvestment” has the meaning set forth in Section 2.2.
          “Related Security” means, with respect to any Receivable:
     (i) all of the Seller’s interest in the inventory and goods (including returned or repossessed inventory and goods), if any, the sale of which by Originator gave rise to such Receivable, and all insurance contracts with respect thereto,
     (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
     (iii) all guaranties, letters of credit, letter of credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
     (iv) all service contracts and other contracts and agreements associated with such Receivable,
     (v) all Records related to such Receivable,
     (vi) all of the Seller’s right, title and interest in, to and under any contracts or agreements providing for the servicing of such Receivable,
     (vii) all of the Seller’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable, and
     (viii) all proceeds of any of the foregoing.
          “Required Financial Institutions” means, at any time, Financial Institutions with Commitments equalling 100% of the Purchase Limit.
          “Required Notice Period” means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

Aggregate Reduction	Required Notice Period
≤$100,000,000	one Business Days
>$100,000,000	two Business Days

Exh I - 19

          “Responsible Officer” means, with respect to any Person, its chief financial officer, the chief accounting officer, the senior vice president-finance, the treasurer, an assistant treasurer, or corporate controller, or any other officer of whose primary duties are similar to the duties of any of the previously listed officers.
          “Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of the Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Seller now or hereafter outstanding, and (v) any payment of management fees by the Seller (except for reasonable management fees to Originator or its Affiliates in reimbursement of actual management services performed).
          “S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.
          “Securitization Charge” has the meaning specified in Appendix A to the Servicing Agreement.
          “Securitization Charge Collections” has the meaning specified in Appendix A to the Servicing Agreement.
          “Securitization Charge Sale Agreement” means the Sale Agreement dated as of November 8, 2001 between Consumers and Consumers Funding LLC, as the same may from time to time be amended, restated, supplemented or otherwise modified with the consent of the Administrative Agent and each Managing Agent.
          “Securitization Property” means “securitization property” within the meaning of the Michigan Customer Choice and Electricity Reliability Act, 2000 PA 141 and 2000 PA 142 as approved in the Financing Order.
          “Seller” has the meaning set forth in the preamble to this Agreement.
          “Seller Parties” has the meaning set forth in the preamble to this Agreement.
          “Senior Debt” has the meaning set forth in the Credit Agreement.

Exh I - 20

          “Servicer” means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.
          “Servicing Agreement” means the Servicing Agreement dated as of November 8, 2001 between Consumers Funding LLC and Consumers Energy Company, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent and each Managing Agent (to the extent such consent is required by the terms of this Agreement).
          “Servicing Fee” has the meaning set forth in Section 8.6.
          “Settlement Date” means the date which is two (2) Business Days after a Monthly Report is due.
          “Settlement Period” means (A) in respect of each Purchaser Interest funded by a Conduit, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest funded by a Financial Institution, the entire Tranche Period of such Purchaser Interest.
          “Specified Accounts” means each Collection Account identified as a “Specified Account” on Exhibit IV and each other Collection Account designated by the Administrative Agent as a Specified Account in accordance with Section 7.1(j).
          “SPP Arrearage Amount” means $50,000,000 or such lesser amount as consented to in writing by the Administrative Agent, each Managing Agent and each Financial Institution.
          “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Seller.
          “Supplement Indenture” means each Supplement Indenture made and entered into by Originator (formerly known as Consumers Power Company) and JPMorgan Chase Bank (as successor to City Bank Farmers Trust Company) under the 1945 Indenture.
          “Termination Date” has the meaning set forth in Section 2.3.
          “Terminating Financial Institution” has the meaning set forth in Section 12.4.
          “Termination Percentage” has the meaning set forth in Section 2.3.
          “Terminating Tranche” has the meaning set forth in Section 2.3(b).

Exh I - 21

          “Tranche Period” means, with respect to any Purchaser Interest funded by a Financial Institution, including any Purchaser Interest or undivided interest in a Purchaser Interest assigned to a Financial Institution pursuant to a Liquidity Agreement:
          (a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two or three months, or such other period as may be mutually agreeable to the related Managing Agent for such Financial Institution and the Seller, commencing on a Business Day selected by the Seller or such Managing Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or
          (b) if Yield for such Purchaser Interest is calculated on the basis of clause (a) or (b) of the definition of Alternate Base Rate, a period commencing on a Business Day selected by the Seller and agreed to by the related Managing Agent for such Financial Institution, provided no such period shall exceed one month.
If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the related Managing Agent.
          “Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, the Intercreditor Agreement, each Collection Account Agreement, each P.O. Box Transfer Notice, the Fee Letter, the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.
          “Transferred Securitization Property” has the meaning specified in Appendix A to the Servicing Agreement.
          “UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
          “Unapplied Cash and Credits” means, at any time, the aggregate amount of Collections or other cash or credits then held by or for the account of the Servicer, the Originator or the Seller in respect of the payment of Billed Receivables, but not yet applied to the payment of such Receivables.
          “Unbilled Receivables” means Receivables in respect of which an invoice addressed to the Obligor thereof has not been sent.

Exh I - 22

          “Unbilled Receivables Offset Amount” means, at any time, an amount equal to the lesser of (a) the credit balance of all EMPP Receivables as of the last day of the immediately preceding Accrual Period and (b) the product of (i) the greater of (A) 7% and (B) the ratio of (1) the total number of Obligors whose accounts are subject to a balanced or levelized payment plan or a payment plan based on a percentage of such Obligor’s income (giving rise to EMPP Receivables) as of the last day of the immediately preceding Accrual Period divided by (2) the total number of Obligors as of the last day of the immediately preceding Accrual Period multiplied by (ii) the aggregate amount of Unbilled Receivables for such Accrual Period.
          “USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended.
          “WPP Receivable” means a Receivable arising under an Obligor’s account which is subject to a payment plan requiring payments based on a percentage of such Obligor’s income.
          “Yield” means (a) for each respective Tranche Period relating to Purchaser Interests funded by a Financial Institution or by a Conduit other than through the issuance of Commercial Paper, an amount equal to the product of the applicable Bank Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis (or a 365 or 366 day basis, as applicable, in the case of a Bank Rate determined by clause (a) or (b) of the definition of Alternate Base Rate), and (b) for each respective Settlement Period relating to Purchaser Interests funded by a Conduit through the issuance of Commercial Paper, an amount equal to the product of the applicable CP Rate multiplied by the Capital of such Purchaser Interest for each day elapsed during such Settlement Period, annualized on a 360 day basis.
          “Yield and Servicer Fee Percentage” means, at any time, an amount equal to the greater of (i) 1.5% and (ii) the ratio (expressed as a percentage) equal to (a) the product of (x) 1.5, multiplied by (y) the Base Rate (measured as of the close of business as of the last Business Day of the preceding calendar month) plus 2.0%, multiplied by (z) the highest three-month average Days Sales Outstanding Ratio over the prior twelve (12) months, divided by (b) 360.
          “Yield and Servicer Fee Reserve” means, at any time, an amount equal to the product of (a) the Yield and Servicer Fee Percentage, multiplied by (b) the Net Receivables Balance as of the close of business of the Servicer on such date.
          “Yield Payment Date” means (A) the date each month which is two (2) Business Days after the Monthly Report due in such month is due, and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest funded by any Financial Institution.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Exh I - 23

EXHIBIT II
FORM OF PURCHASE NOTICE
[Date]
JPMorgan Chase Bank, N.A., as Administrative Agent and as a Managing Agent
1 Chase Plaza, Suite IL1-0079
Asset-Backed Finance
Chicago, Illinois 60670-0596
Attn: ABS Treasury
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as a Managing Agent
1251 Avenue of Americas, 12th Floor
New York, NY 10020-1104
Attn: Securitization Group
cc:	Union Bank, N.A., as a Financial Institution c/o Commercial Loan Operations 1980 Saturn St. Monterey Park, CA 91754 Attn: Maria Suncin
          Re: PURCHASE NOTICE
Ladies and Gentlemen:
          Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of November 23, 2010, by and among Consumers Receivable Funding II, LLC, a Delaware limited liability company, as the seller (the “Seller”), Consumers Energy Company, a Michigan corporation, as the Servicer, the Conduits party thereto from time to time, the Financial Institutions party thereto from time to time, the Managing Agents party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.
     The Administrative Agent and each Managing Agent is hereby notified of the following Incremental Purchase:

Purchaser Group
(identified by the related Managing Agent)	Purchase Price
JPMorgan Chase Bank, N.A.	$	____________________
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$	____________________
Total Purchase Price:	$	____________________

          Date of Purchase: [ ______________ ]
          Requested Discount Rate: [LIBO Rate][Alternate Base Rate][CP Rate]
          Requested Tranche Period: [ ______________ ]
          Please wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:
Consumers Receivables Funding II, LLC
Account Number: 2000032635920
Wachovia Bank, Charlotte, North Carolina
ABA# 053000219
Reference: A/R Purchase
Telephone advice to: Steve Headley @ tel. No. (517-788-1511)
          Please advise Steve Headley at telephone no. (517) 788-1511 if any Conduit will not be making this purchase.
          In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date”), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):
          (i) the representations and warranties of the Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;
          (ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;
          (iii) the Amortization Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed the Applicable Maximum Purchaser Interest; and

Exh. II-2

          (iv) the amount of Aggregate Capital is $_________ after giving effect to the Incremental Purchase to be made on the Purchase Date.

Very truly yours, CONSUMERS RECEIVABLES FUNDING II, LLC
By:
Name:
Title:

Exh. II-3

EXHIBIT III
PLACES OF BUSINESS OF THE SELLER PARTIES;
LOCATIONS OF RECORDS;
FEDERAL EMPLOYER IDENTIFICATION NUMBER(S);
STATE ORGANIZATION IDENTIFICATION NUMBER(S)
CONSUMERS RECEIVABLE FUNDING II, LLC
Principal Place of Business
& Chief Executive Office:
One Energy Plaza
Jackson, MI 49201-2276
Location of Records:
One Energy Plaza
Jackson, MI 49201-2276

Federal Employer Identification Number:	87-0700466

Delaware Organizational Identification Number:	3467905
CONSUMERS ENERGY COMPANY
Place of Business,
Chief Executive Office, and
Location of Records:
One Energy Plaza
Jackson, MI 49201-2276

Federal Employer Identification Number:	38-0442310

Michigan Organizational Identification Number:	MI 021-395

Exh. III-1

EXHIBIT IV
NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS; LOCK-BOXES

JP Morgan Chase Bank 717 Travis, TX2-S084 Houston, TX 77002 Contact: Nina Lacy Phone: 713-216-2227
Collection Account: 1242263;	provided, that, such account shall be a Specified Account on and after such date as the account is subject to a Collection Account Agreement.

Comerica Bank 500 Woodward Avenue, 9th Floor, MC3268 Detroit, MI 48226 Contact: Stacie McVeigh Phone: 313-222-4515
Collection Account: 1076119914;	provided, that, such account shall be a Specified Account on and after such date as the account is subject to a Collection Account Agreement.
Wachovia Bank
10401 Deerwood Park Blvd — FL0117
South Building, 3rd Floor
Jacksonville, FL 32256
Contact: Carol Grant
Phone: 800-590-7868 team 662 ext. 4
Collection Account: 2000032635920
Lock-Box Zip Code:
Lansing, MI 48937-0001
PNC Bank, National Association
620 Liberty Avenue
Pittsburgh, PA 15222
Contact: Gabe Galioto
Phone: 412-768-1819
Specified Account: 4006909862
Fifth Third Bank
710 Seminole Rd MD R17061
Norton Shores, MI 49441
Contact: Randy Wolffis, VP & Relationship Manager
Phone: 231-733-5006
Fax: 231-739-7430
Email: randal.wolffis@53.com; CommercialSupport@53.com
Specified Account: 7164496916

Exh. IV-1

EXHIBIT V
FORM OF COMPLIANCE CERTIFICATE
To:	JPMorgan Chase Bank, N.A., as Administrative Agent and as Managing Agent

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Managing Agent
               This Compliance Certificate is furnished pursuant to that certain Amended and Restated Receivables Purchase Agreement dated as of November 23, 2010, among Consumers Receivable Funding II, LLC, as the seller (the “Seller”), Consumers Energy Company, a Michigan corporation, as the servicer (the “Servicer”), the Conduits party thereto from time to time, the Financial Institutions party thereto from time to time, the Managing Agents party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein shall have the meaning assigned to such terms in the Agreement.
     THE UNDERSIGNED HEREBY CERTIFIES THAT:
     1. I am the duly elected _______________ of the [Seller][Servicer].
     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the [Seller][Servicer] and its Subsidiaries during the accounting period covered by the attached financial statements.
     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement during or at the end of the accounting period covered by the attached financial statements or existing as of the date of this Certificate, except as set forth in paragraph 5 below.
     4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
     5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the [Seller][Servicer] has taken, is taking, or proposes to take with respect to each such condition or event:

Exh. V-1

     The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____________________________ day of ______, _______.

Exh. V-2

SCHEDULE I TO COMPLIANCE CERTIFICATE
A.	Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
          This schedule relates to the period ended: ______________

Exh. V-3

EXHIBIT VI
FORM OF COLLECTION ACCOUNT AGREEMENT
(Attached)

Exhibit VI-1

Execution Copy
DEPOSIT ACCOUNT CONTROL AGREEMENT
This Deposit Account Control Agreement (this “Agreement”) is entered into as of April 20, 2010, by and among Consumers Receivables Funding II, LLC (“Customer”), JPMorgan Chase Bank, N.A., as administrative agent (the “Secured Party”), and Fifth Third Bank, an Ohio banking corporation (“Bank”), with reference to the following facts:
RECITALS
     A. Customer maintains the Deposit Account (as defined below) at Bank’s office (the “Banking Office”).
     B. Customer, Consumers Energy Company, as Servicer (the “Servicer”), Secured Party, and certain other financial institutions party thereto from time to time (the “Purchasers”) have entered into a Receivables Purchase Agreement dated as of May 22, 2003 (together with other documents executed and delivered in connection therewith, in each case, as amended, restated, supplemented or otherwise modified from time to time, the “Transaction Documents”), pursuant to which the Customer has granted Secured Party a security interest in the Deposit Account and all funds now or at any time hereafter held in the Deposit Account.
     C. Secured Party, Customer and Bank have agreed to enter into this Agreement to provide for the control of the Deposit Account by Secured Party and to perfect Secured Party’s security interests in the Deposit Account (as each such term is defined below).
     NOW, THEREFORE, in consideration of the mutual promises and covenants, contained herein the parties hereto mutually agree as follows.
ARTICLE 1-DEFINITIONS
     1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “Code” means the Uniform Commercial Code as in effect from time to time in the State of New York, and any successor statute.
     “Deposit Account” means Customer’s deposit account (as such term is defined in the Code) with Bank, number 7164496916.
     “Notice of Exclusive Control” means written notice to Bank that states that in accordance with the terms of the Transaction Documents, Secured Party is exercising exclusive control over the Deposit Account. The Notice of Exclusive Control shall be in the form of Exhibit A.

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     “Order” means any instruction issued by any person with respect to the disposition of any funds contained in the Deposit Account.
     1.02 Construction Any reference herein to any document includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the parties hereto, and their respective counsel. This Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Customer and Secured Party.
ARTICLE 2-CONTROL
     2.01 No Withdrawals or Payments After Receipt of Notice of Exclusive Control. Anything contained in Section 2.03 to the contrary notwithstanding, Customer hereby absolutely, irrevocably and unconditionally authorizes and instructs Bank to, and Bank agrees that it shall, promptly upon receipt of a Notice of Exclusive Control by Bank in accordance with Section 3.08 hereof:
     (a) neither accept nor comply with any Order from Customer or any other person for the payment of any funds from the Deposit Account to any third person nor permit Customer to withdraw any funds from the Deposit Account without the specific prior written consent of Secured Party; and
     (b) comply with the Orders originated by Secured Party concerning the Deposit Account and all other requests or instructions from Secured Party regarding disposition and/or delivery of funds contained in the Deposit Account, without further consent or direction from Customer or any other person and without regard to any inconsistent or conflicting Orders given to Bank by Customer.
2.02 Priority of Lien. Bank hereby acknowledges and agrees that:
     (a) Bank has received notice of the existence of the security interest of Secured Party in the Deposit Account and all amounts from time to time on deposit therein for the benefit of (i) the Purchasers and the Secured Party and (ii) The Bank of New York Mellon, or any successor thereto, as trustee (the “Bond Trustee”) under the Indenture dated as of November 8, 2001 between Consumers Funding LLC and the Bond Trustee, as supplemented, and Bank recognizes the security interest granted to Secured Party by Customer;
     (b) All of Bank’s present and future rights against the Deposit Account and all funds deposited therein from time to time are subordinate to Secured Party’s security interest therein; provided, however, that Secured Party hereby acknowledges and agrees that nothing herein subordinates or waives, and that Bank expressly reserves, all of its present and future rights (whether described as rights of setoff, banker’s lien, security interest, chargeback or otherwise, and whether available to Bank under the law or under any other agreement between Bank and Customer concerning the Deposit Account, or otherwise) with respect to: (i) items deposited to the Deposit Account and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of return of any such items or the occurrence or timeliness of any drawee’s notice of non-payment of such items; (ii) ACH entries credited to the Deposit Account and later reversed, whether for insufficient funds or for any other reason, and without regard to the timeliness of such entries’ reversal; (iii)

2

chargebacks to the Deposit Account of credit card transactions; (iv) erroneous entries to the Deposit Account; (v) overdrafts on the Deposit Account, (vi) claims of breach of the transfer or presentment warranties made to Bank pursuant to the Code in connection with items deposited to the Deposit Account; and (vii) Bank’s usual and customary charges for services rendered in connection with the Deposit Account; and
     (c) Except as otherwise required by law, Bank shall not enter into any agreement with any third party relating to the Deposit Account or agree that it will comply with any Orders concerning the Deposit Account originated by any such third party without the prior written consent of Secured Party and Customer.
     2.03 Control of Deposit Account. At all times during the effectiveness of this Agreement, Customer hereby absolutely, irrevocably and unconditionally instructs, and Bank hereby agrees, that;
     (a) Bank shall not comply with any Orders or other instructions concerning the Deposit Account, from any third party without the prior written consent of (i) prior to delivery of a Notice of Exclusive Control, Secured Party and Customer and (ii) after delivery of a Notice of Exclusive Control, Secured Party.
     (b) Except as otherwise provided in Sections 2.01 and 2.02, prior to the receipt of a Notice of Exclusive Control by Bank in accordance with Section 3.08 hereof, Bank may accept and execute Orders from Customer with respect to the payment or withdrawal of any funds from the Deposit Account or the payment of any funds in the Deposit Account to Customer.
2.04 Representations, Warranties and Acknowledgments.
     (a) Customer represents and warrants to Secured Party that:
     (i) the Deposit Account has been established and is maintained with Bank at the Banking office, solely in Customer’s name as recited above;
     (ii) Customer has not entered into any agreement with any third party regarding the Deposit Account, nor has it previously pledged a security interest in the Deposit Account.
(b) Bank represents and warrants to Secured Party that, to the best of its knowledge:
     (i) Bank has not entered into any agreement with any third party regarding the Deposit Account or agreed that it will comply with any Orders concerning the Deposit Account originated by any such third party.
     (ii) There is no claim to, security interest in or lien upon the Deposit Account, except the security interests in favor of Secured Party and Bank’s liens securing fees and charges pursuant to Section 2.02 hereof.
2.05 Agreements of Bank and Customer. Bank and Customer agree that: (a) Bank shall send copies of all statements relating to the Deposit Account simultaneously to Customer and to Secured Party;

3

     (b) Bank may disclose to Secured Party such other information concerning the Deposit Account as Secured Party may from time to time request; provided, however, that Bank shall have no obligation to disclose to Secured Party any information which Bank does not ordinarily make available to its depositors; and
     (c) Bank shall use reasonable efforts to promptly notify Secured Party and Customer if any other party asserts any claim to, security or property interest in or lien upon the Deposit Account.
2.06 Bank’s Responsibility. Anything contained in the foregoing to the contrary notwithstanding:
     (a) Except for permitting a withdrawal in violation of Section 2.01, Bank shall not be liable to Secured Party for complying with Orders from Customer that are received by Bank before the Effective Time. For purposes hereof, the “Effective Time” will be as soon as practicable after Bank confirms receipt (as confirmation is described in Section 3.08 hereof) and has had a reasonable opportunity to act on such Notice of Exclusive Control and any contrary Order from Secured Party; provided, however, that (i) the “Effective Time” will be no later than the close of business on the second (2nd) Business Day following the Business Day of such receipt, and (ii) “Business Day” shall mean any day other than a Saturday, Sunday or other day on which Bank is or is authorized or required by law to be closed.
     (b) Bank shall not be liable to Customer for complying with Orders originated by Secured Party, even if Customer notifies Bank that Secured Party is not legally entitled to issue Orders, unless Bank takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.
     (c) This Agreement does not create any obligation of Bank except for those expressly set forth in this Agreement. In particular, Bank need not investigate whether the Secured Party is entitled under Secured Party’s agreements with Customer to give Orders. Bank may rely on notices and communications it reasonably believes are given by the appropriate party.
     (d) Bank will not have any liability to Customer or Secured Party for claims, losses, liabilities or damages suffered or incurred by Customer or Secured Party as a result of or in connection with this Agreement except to the extent such losses, liabilities and damages directly result from Bank’s gross negligence or willful misconduct.
     (e) In no event shall Bank have any liability to Customer or Secured Party for any consequential, special, punitive or indirect loss or damage whether or not any claim for such damages is based on tort or contract or Bank knew or should have known the likelihood of such damages in any circumstances. In no event shall Secured Party have any liability to Bank for any consequential, special, punitive or indirect loss or damage whether or not any claim for such damages is based on tort or contract or Secured Party knew or should have known the likelihood of such damages in any circumstances.

4

2.07 Indemnity.
     (a) Customer shall indemnify and hold harmless Bank, its officers, directors, employees, and agents against any and all claims, liabilities, demands, damages and expenses arising out of this Agreement (including reasonable attorneys’ fees and disbursements and the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff), except to the extent the claims, liabilities, demands, damages or expenses are caused by Bank’s gross negligence or willful misconduct or breach of this Agreement. Customer shall indemnify Secured Party for any indemnity obligations Secured Party owes to Bank under this Agreement.
     (b) Secured Party shall indemnify and hold harmless Bank, its officers, directors, employees, and agents against any and all claims, liabilities, demands, damages and expenses arising out of any Orders originated by Secured Party to Bank with respect to the Deposit Account under this Agreement (including reasonable attorneys’ fees and disbursements and the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff), except to the extent the claims, liabilities, demands, damages or expenses are caused by Bank’s gross negligence or willful misconduct or breach of this Agreement; provided, however, that in no event shall the Secured Party be liable for any special, consequential, exemplary damages, or lost profits.
2.08 Termination, Survival.
     (a) This Agreement shall terminate:
     (i) By Secured Party, immediately upon receipt by the Bank at the Banking Office set forth in Section 3.08 of written notice from Secured Party expressly stating that Secured Party is terminating this Agreement in the form of Exhibit B hereto; or
     (ii) By Bank, thirty (30) days after the receipt by Secured Party and Customer of written notice from Bank stating that it is terminating this Agreement.
     (b) For the avoidance of doubt, until this Agreement has been terminated in accordance with this Section 2.08, Customer shall not be entitled to direct Bank to close the Deposit Account without the prior written consent of the Secured Party.
     (c) Section 2.06. “Bank’s Responsibility,” and Section 2.07. “Indemnity,” shall survive termination of this Agreement.
ARTICLE 3-GENERAL PROVISIONS
     3.01 Conflicts; Controlling Agreement. As to the matters specifically the subject of this Agreement, in the event of any conflict between this Agreement and any other agreement between Bank and Customer, the terms of this Agreement shall control.
     3.02 Final Agreement; Amendments and Waivers. This Agreement, together with any other document, instrument, or agreement entered into between Customer and Secured Party in connection therewith with respect to the subject matter contained therein constitutes the entire understanding between them with respect to the subject matter thereof. This Agreement supersedes

5

any and all prior oral or written agreements relating to the Deposit Account and the subject matter hereof.
     3.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided, that Customer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Secured Party. Secured Party may assign or transfer all of its rights or obligations under this Agreement with prior written notice to Bank and prior written notice to Customer in the form of Exhibit C (a “Notice of Assignment”). Notwithstanding the foregoing, in order for such assignment by Secured Party to be effective, Bank must acknowledge receipt of the Notice of Assignment, which Bank shall provide as soon as practicable after receiving such Notice of Assignment, but no later than the close of business on the second (2nd) Business Day following the Business Day of such receipt. Bank may assign or transfer its rights and obligations under this Agreement in the event of a merger or acquisition of Bank to Bank’s successor depositary institution (which successor shall be a “bank” as defined in Section 9-102 of the Code).
     3.04 Amendments Modifications. This Agreement may be amended or modified only in writing signed by all parties hereto.
     3.05 Severability of Provisions. If any provision of this Agreement for any reason is held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Agreement.
     3.06 Section Headings. Headings and numbers used to identify sections and paragraphs of this Agreement have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.
     3.07 Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
     3.08 Notices. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the following address:

Customer:	Consumers Receivables Funding II, LLC One Energy Plaza Jackson, Michigan 49201 Attn: Treasurer Facsimile: (517) 788-8233 Telephone: (517) 788-2286

Secured Party:	JPMorgan Chase Bank, N.A. 10 South Dearborn Chicago, Illinois 60670 Attn: Asset Backed Securities — Conduits Facsimile: (312) 732-3600 Telephone: (312) 732-1174

6

Bank:	Email: CominercialSupport@53.com

AND

Fifth Third Bank 710 Seminole Rd MD R17061 Norton Shores, MI 49441 Attn: Randy Wolffis, VP & Relationship Manager Phone: 231-733-5006 Fax: 231-739-7430 Email: randal.wolffis@53.com

AND

Fifth Third Bank 5522 East Galbraith Rd Cincinnati, OH 45236 Attn: Malcolm Williams, A VP & Treasury Management Officer Phone: 614-744-5313 Fax: 513-534-5947 Email: malcolm.williams@53.com or to such other address or facsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made when delivered.
     3.09 Governing Law. This Agreement shall be deemed to have been made in the state of New York and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the state of New York, without regard to principles regarding the conflicts or choice of law.
     3.10 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT, THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

7

     Nothing in this Section shall prejudice the right of the Secured Party to exercise its non judicial foreclosure rights and remedies, or prejudice the right of any party to obtain provisional relief or other equitable remedies as shall otherwise be available judicially pending submission of any issue, claim, demand, action, or cause of action to trial by the court as provided in this Section.
[Remainder of page intentionally blank]

8

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth in the first paragraph hereof.

CUSTOMER: Consumers Receivables Funding II, LC
By:	/s/ Laura L. Mountcastle
	Name:	Laura L. Mountcastle
	Title:	President, Chief Executive Officer, Chief Financial Officer and Treasurer

SECURED PARTY: JPMorgan Chase Bank, N.A.
By:
Name:
Title:
THIS AGREEMENT IS NOT EFFECTIVE UNTIL AND UNLESS ACCEPTED BY FIFTH
THIRD BANK REVIEW, CONTROL AND SUPPORT

ACCEPTED: BANK: Fifth Third Bank, Review, Control and Support
By:
Name:
Title:

Signature Page to
Deposit Account Control Agreement

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth in the first paragraph hereof.

CUSTOMER: Consumers Receivables Funding II, LC
By:
Name:
Title:

SECURED PARTY: JPMorgan Chase Bank, N.A.
By:	/s/ Patrick J. Menichillo
	Name:	Patrick J. Menichillo
	Title:	Vice President
THIS AGREEMENT IS NOT EFFECTIVE UNTIL AND UNLESS ACCEPTED BY FIFTH
THIRD BANK REVIEW, CONTROL AND SUPPORT

ACCEPTED: BANK: Fifth Third Bank, Review, Control and Support
By:
Name:
Title:

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth in the first paragraph hereof.
Signature Page to
Deposit Account Control Agreement

CUSTOMER: Consumers Receivables Funding II, LC
By:
Name:
Title:

SECURED PARTY: JPMorgan Chase Bank, N.A.
By:
Name:
Title:
THIS AGREEMENT IS NOT EFFECTIVE UNTIL AND UNLESS ACCEPTED BY FIFTH
THIRD BANK REVIEW, CONTROL AND SUPPORT

ACCEPTED: BANK: Fifth Third Bank, Review, Control and Support
By:	/s/ Judith Hoerst
	Name:	Judith Hoerst
	Title:	VP, Global Payments Administration Manager

Signature Page to
Deposit Account Control Agreement

EXHIBIT A: NOTICE OF EXCLUSIVE CONTROL
ACCOUNT CONTROL AGREEMENT
NOTICE OF EXCLUSIVE CONTROL
Email: CommercialSupport@53.com
Fifth Third Bank
710 Seminole Rd MD R17061
Norton Shores, MI 49441
Attn: Randy Wolffis, VP & Relationship Manager
Phone: 231-733-5006
Fax: 231-739-7430
Email: randal.wolffis@53.com
Fifth Third Bank
5522 East Galbraith Rd
Cincinnati, OH 45236
Attn: Malcolm Williams, AVP & Treasury Management Officer
Phone: 614-744-5313
Fax: 513-534-5947
Email: malcolm.williams@53.com
Re: Account Control Agreement (“Agreement”) by and among Consumers Receivables Funding II, LLC (“Customer”), JPMorgan Chase Bank, N.A., as administrative agent (“Secured Party”), and Fifth Third Bank, an Ohio banking corporation (“Bank”), dated April 20, 2010 affecting Account Number 7164496916 (the “Deposit Account”).

Date:
To Whom It May Concern:
This letter serves as notice to Fifth Third Bank that Secured Party is hereby exercising exclusive control over the Deposit Account.
Secured Party hereby orders Fifth Third to transfer funds from the Deposit Account to the following account held by Secured Party:
Please contact us at ___________________ (phone number) immediately with any questions.

Name and Title
Secured Party

EXHIBIT B: NOTICE OF TERMINATION
From:
ACCOUNT CONTROL AGREEMENT
NOTICE OF TERMINATION
Email: ComrnercialSupport@53.com
Fifth Third Bank
710 Seminole Rd MD R17061
Norton Shores, MI 49441
Attn: Randy Wolffis, VP & Relationship Manager
Phone: 231-733-5006
Fax: 231-739-7430
Email: randal.wolffis@53.com
Fifth Third Bank
5522 East Galbraith Rd
Cincinnati, OH 45236
Attn: Malcolm Williams, AVP & Treasury Management Officer
Phone: 614-744-5313
Fax: 513-534-5947
Email: malcolm.williams@53.com
Re: Account Control Agreement (“Agreement”) by and among Consumers Receivables Funding II, LLC (“Customer”), JPMorgan Chase Bank, N.A., as administrative agent (“Secured Party”), and Fifth Third Bank, a Ohio banking corporation (“Bank”), dated April 20, 2010 affecting Account Number 7164496916 (the “Deposit Account”).
Date:                           , 20
To Whom It May Concern:
This letter serves as notice to Fifth Third Bank in accordance with Section 2.08 of the Agreement that Secured Party is hereby permanently releasing its control over the Deposit Account. The Agreement is hereby permanently terminated.
Please contact us at ___________________ (phone number) immediately with any questions.

Name and Title
Secured Party
Fifth Third and Fifth Third Bank are registered service marks of Fifth Third Bancorp. Member FDIC

EXHIBIT C: NOTICE OF ASSIGNMENT
ACCOUNT CONTROL AGREEMENT
NOTICE OF ASSIGNMENT
Email: CommercialSurpport@53.com
Fifth Third Bank
710 Seminole Rd MD R17061
Norton Shores, MI 49441
Attn: Randy Wolffis, VP & Relationship Manager
Phone: 231-733-5006
Fax: 231-739-7430
Email: randal.wolffis@53.com
Fifth Third Bank
5522 East Galbraith Rd
Cincinnati, OH 45236
Attn: Malcolm Williams, AVP & Treasury Management Officer
Phone: 614-744-5313
Fax: 513-534-5947
Email: malcolm.williams@53.com
Consumers Receivables Funding II, LLC
One Energy Plaza
Jackson, Michigan 49201
Attn: Treasurer
Phone : 517-788-2286
Fax: 517-788-8233
Re: Account Control Agreement (“Agreement”) by and among Consumers Receivables Funding II, LLC (“Customer”), JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), and Fifth Third Bank, an Ohio banking corporation (“Bank”), dated April 20, 2010 affecting Account Number 7164496916 (the “Deposit Account”).

Date:
To Whom It May Concern:
This letter serves as notice to Fifth Third Bank and Customer in accordance with Section 3.03 of the Agreement that JPMorgan, as Secured Party is assigning its rights and obligations under the Agreement to [SUCCESSOR SECURED PARTY] (the “Successor Secured Party”) effective as of [DATE] (the “Assignment Effective Date”).
JPMorgan hereby notifies Fifth Third and Customer that from and after the Assignment Effective Date, the Successor Secured Party succeeds to and becomes vested with all the rights, powers, privileges and duties of the Secured Party under the Agreement.

The Successor Secured Party’s address for purposes of Section 3.08 of the Agreement is as follows: [                 ]
Please contact us at ___________________ (phone number) immediately with any questions.

Name and Title
Secured Party
Acknowledged and Agreed:
Fifth Third Bank,
Review, Control and Support

By:
Name:
Title:

Execution Copy
BLOCKED ACCOUNT AGREEMENT
March 17, 2010
PNC Bank, National Association
620 Liberty Avenue Pittsburgh, PA
15222 Attention: Gabe Galioto
Ladies and Gentlemen:
Reference is made to account number 4006909862 (the “Blocked Account”) at PNC Bank, National Association (“PNC Bank”), in the name of, and into which certain monies, instruments and other properties are deposited on behalf of Consumers Receivables Funding II, LLC (the “Customer”). JPMorgan Chase Bank, N.A. (the “Administrative Agent”) hereby advises PNC Bank that pursuant to the Receivables Purchase Agreement dated as of May 22, 2003 (together with the other documents executed and delivered in connection therewith, in each case as amended, restated, supplemented or otherwise modified from time to time, the “Transaction Documents”), among the Customer, Consumers Energy Company, as Servicer (the “Servicer”), the Purchasers party thereto from time to time (the “Purchasers”) and the Administrative Agent, the Customer has granted a security interest in, among other things, the Blocked Account and all proceeds thereof to the Administrative Agent.
By signing this letter agreement (“Blocked Account Agreement”), PNC Bank (i) acknowledges that it has received notice of the Administrative Agent’s interest in the Blocked Account and all amounts from time to time on deposit therein for the benefit of (A) the Purchasers and the Administrative Agent, (B) The Bank of New York Mellon, or any successor thereto, as trustee (the “Bond Trustee”) under the Indenture dated as of November 8, 2001 between Consumers Funding LLC and the Bond Trustee, as supplemented, and (C) Consumers Funding LLC, (ii) confirms that PNC Bank has received no currently effective notice of any pledge or assignment of the Blocked Account (other than pursuant to this Blocked Account Agreement) and (iii) agrees that, until this Blocked Account Agreement is terminated, PNC Bank shall have no security interest or rights in or claims to the funds in the Blocked Account except as set forth herein. Further, it is hereby agreed that:
a.	Until the Effective Time (as defined below), the Customer will be entitled to request the transfer of collected funds from the Blocked Account in accordance with PNC Bank’s customary procedures; provided, however, that the Customer will not be entitled to direct PNC Bank to close the Blocked Account without the prior written consent of the Administrative Agent. From and after the Effective Time, (i) the Administrative Agent will have exclusive rights with respect to the transfer, withdrawal or other disposition of the funds on deposit (subject to PNC Bank’s customary availability schedules) from the Blocked Account and as to any other matters relating to the Blocked Account or the funds deposited therein, (ii) PNC Bank will comply with the Administrative Agent’s written instructions directing disposition of the funds on deposit in the Blocked Account, in accordance with PNC Bank’s customary procedures and the terms of this Blocked Account Agreement, without further consent or direction from the Customer or any other person, (iii) PNC Bank will disregard any instructions of the Customer with respect thereto, and (iv) PNC Bank will furnish the Administrative Agent and the Customer with copies of monthly account statements, in the form and manner typical for PNC Bank, and PNC Bank will make available to the Administrative Agent other information relating to the Blocked Account by web-based computer systems in accordance with PNC Bank’s customary procedures. The Customer consents to PNC Bank’s release of account information to the Administrative Agent.

For the purposes hereof, the “Effective Time” will be a time as soon as practicable after receipt by PNC Bank of a notice purporting to be signed by the Administrative Agent in substantially the same form as Exhibit A (the “Shifting Control Notice”) with a copy of this Blocked Account Agreement attached thereto; provided, however, that (i) the “Effective Time” will be no later than the opening of business on the second (2nd) business day following the business day of such receipt, and (ii) a “business day” is any day other than a Saturday, Sunday or other day on which PNC Bank is or is authorized or required by law to be closed.

b.	In the event any fees and expenses (“Fees”) related to the Blocked Account go unpaid or any checks or other items which were deposited or credited to the Blocked Account are returned, reversed, refunded or charged back for insufficient funds or for any other reason (“Returned Items”), PNC Bank may charge the Blocked Account or other accounts of the Customer maintained at PNC Bank. If there are insufficient funds in the Blocked Account or any of the Customer’s other accounts to cover the Fees and Returned Items, the Customer agrees to immediately reimburse PNC Bank for the amount of such shortfall. After the Effective Time, if the Customer fails to pay the amount demanded by PNC Bank, the Administrative Agent agrees to reimburse PNC Bank within ten (10) business days after demand thereof by PNC Bank for any Returned Items to the extent that the funds in respect thereof were transferred out of the Blocked Account at the direction of the Administrative Agent.

c.	Unless the Administrative Agent directs PNC Bank in writing to the contrary, and subject to PNC Bank’s right to place holds for uncollected funds pursuant to Federal Reserve Regulation CC and PNC Bank’s customary procedures, after receipt of the Shifting Control Notice, PNC Bank agrees to wire transfer the funds in the Blocked Account, on a daily basis and in same day funds, to such account as the Administrative Agent may direct in writing.

d.	Notwithstanding the foregoing, PNC Bank shall have the right at any time to set-off against and withdraw funds from the Blocked Account for (i) items credited to the Blocked Account in error or which were unpaid for any reason, (ii) for overdrafts created on related accounts of the Customer or any of its subsidiaries, (iii) any amounts deposited therein in error or as necessary to correct processing errors; (iv) PNC Bank’s fees and expenses owed

2

by Customer and Administrative Agent for the maintenance of the Blocked Account and for PNC Bank’s services under this Blocked Account Agreement; (v) reasonable attorney’s fees of PNC Bank’s counsel for the review, negotiation and enforcement of this Blocked Account Agreement, which attorney’s fees Customer hereby agrees to pay; and (vi) obligations and liabilities arising out of any banking and cash management services provided by PNC Bank, including, but not limited to, Automated Clearing House transactions. Except for its right to charge the Blocked Account in accordance with this paragraph (d), PNC Bank unconditionally and irrevocably waives (so long as this Blocked Account Agreement is in effect) any rights of set-off or banker’s lien against, or rights to otherwise deduct from, any funds held in the Blocked Account for any indebtedness or other claim owed by the Customer to PNC Bank. After the Effective Time, if there are insufficient funds in the Blocked Account and the Customer has not fully reimbursed PNC Bank, the Administrative Agent shall return such amount to PNC Bank on demand to the extent that such amounts were transferred out of the Blocked Account at the direction of the Administrative Agent.

e.	The Customer agrees that the Administrative Agent shall have full and irrevocable right, power and authority to take any action which the Administrative Agent deems reasonably necessary or appropriate to preserve or protect its interest in the Blocked Account consistent with this Blocked Account Agreement and the Transaction Documents.

f.	PNC Bank will follow its customary procedures for determining whether or not to honor any checks, drafts or other payment requests drawn on or with respect to the Blocked Account. Any electronic funds transfers (wire, automated clearing house, etc.) to or from the Blocked Account will be subject to the terms and conditions of PNC Bank’s standard agreements for such services, as in effect and as amended from time to time. In the event of any conflict between the terms and conditions of such agreements and those of this Blocked Account Agreement, then this Blocked Account Agreement shall control.

g.	PNC Bank will not modify or alter PNC Bank’s arrangements with the Customer concerning the Blocked Account without the Administrative Agent’s prior written consent.

h.	PNC Bank may rely, and shall be protected in acting or refraining from acting, upon any notice (including but not limited to electronically confirmed facsimiles of such notice) believed by PNC Bank to be genuine and to have been given by the proper party or parties.
This Blocked Account Agreement shall not be effective until signed by the Administrative Agent, the Customer and PNC Bank and shall then be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, PNC Bank will not assign or transfer any of its rights or obligations hereunder (other than to the Administrative Agent) without the prior written consent of the Administrative Agent except PNC Bank may freely assign this Blocked Account Agreement to any successor by merger of PNC Bank or to any financial institution that is directly or indirectly (i) in control of PNC Bank, (ii) under the control of PNC Bank, or (iii) under common control with PNC Bank.

3

In the absence of fraud or abuse on the part of the Customer or any of its subsidiaries, PNC Bank may not terminate this Blocked Account Agreement or the Blocked Account without giving thirty (30) days’ prior written notice thereof to both the Customer and the Administrative Agent. Upon such termination, PNC Bank shall close the Blocked Account and transfer all funds therein and any future instruments deposited in the Blocked Account: (i) to the Customer, prior to the Effective Time, or (ii) to the Administrative Agent, subsequent to the Effective Time.
The Customer will indemnify PNC Bank for, and hold PNC Bank harmless from, all claims, demands, losses, liabilities and expenses, including reasonable legal fees and expenses, resulting from or with respect to this Blocked Account Agreement, the Blocked Account and the services provided hereunder, except to the extent of PNC Bank’s gross negligence or willful misconduct. This indemnification shall survive termination of this Agreement. After the Effective Time, without limiting in any way the Administrative Agent’s obligation to pay or reimburse PNC Bank as otherwise specified in this Blocked Account Agreement, the Administrative Agent shall indemnify PNC Bank and hold it harmless against all claims, demands, losses, liabilities and expenses, including reasonable legal fees and expenses, which PNC Bank shall incur as a result of honoring or following any instruction (including the Shifting Control Notice) it shall receive from (or shall believe in good faith to be from) the Administrative Agent under this Blocked Account Agreement, but only to the extent (a) such loss, damage or expense does not exceed the amounts received by the Administrative Agent following the Shifting Control Notice and (b) that PNC Bank is unable to recover from the Blocked Account or from the Customer within ten (10) days after request for reimbursement has been made by PNC Bank to the Customer. The Administrative Agent shall not be responsible for any loss, damage, or expense that a court having jurisdiction shall have determined had been caused by PNC Bank’s gross negligence or willful misconduct in its performance of its obligations under this Blocked Account Agreement. This indemnification shall survive termination of this Blocked Account Agreement.
PNC Bank will not be liable to the Customer or the Administrative Agent for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Blocked Account Agreement other than Damages which result directly from its acts or omissions constituting gross negligence. In no event will PNC Bank be liable for any punitive, special, indirect, or consequential damages, including but not limited to lost profits, even if advised of the possibility or likelihood of such damages.
If the Customer becomes subject to a voluntary or involuntary proceeding under the United States Bankruptcy Code, or if PNC Bank is otherwise served with legal process or becomes aware of facts or circumstances which PNC Bank in good faith believes affects its ability to carry out the terms of a Shifting Control Notice or the disposition of funds deposited in the Blocked Account, PNC Bank shall have the right (a) to place a hold on funds deposited in the Blocked Account until such time as PNC Bank receives an appropriate order from a court of competent jurisdiction or other assurances satisfactory to PNC Bank establishing that the Shifting Control Notice may be effectuated and/or funds may continue to be disbursed according to the instructions contained in this Blocked Account Agreement; or (b) to commence, at the Customer’s expense, an interpleader action in any court of competent jurisdiction and to take no further action except in accordance with joint instructions from the Customer and the Administrative Agent or in accordance with the final order of court in such action.

4

All notices and communications hereunder will be in writing and will be deemed to have been received and will be effective on the day on which delivered (including delivery by facsimile) to the applicable party at the address set forth below, or to such other address of which it notifies the other parties in writing from time to time.

Customer:	Consumers Receivables Funding II, LLC One Energy Plaza Jackson, Michigan 49201 Attn: Treasurer Facsimile: 517-788-8233 Telephone: 517-788-2286

Servicer:	Consumers Energy Company One Energy Plaza Jackson, Michigan 49201 Attn: Treasurer Facsimile: 517-788-8233 Telephone: 517-788-2286

Administrative Agent:	JPMorgan Chase Bank, N.A.
10 South Dearborn
Chicago, Illinois 60670
Attn: Asset Backed Securities — Conduits
Facsimile: 312-732-3600
Telephone: 312-732-1174

Depositary Bank:	PNC Bank, National Association 620 Liberty Avenue Pittsburgh, PA 15222 Attention: Gabe Galioto Facsimile: 412-762-6264 Telephone: 412-768-1819
This Blocked Account Agreement may be amended only by a written instrument executed by the Customer, the Administrative Agent and PNC Bank, acting by their representative officers thereunto duly authorized. PNC Bank will not enter into any other agreement with any other person by which PNC Bank would be obligated to comply with the instructions of such other person as to the disposition of funds or other dealings with the Blocked Account except in order to comply with the order of a court of competent jurisdiction. PNC Bank agrees to give the Administrative Agent prior written notice of any agreement PNC Bank enters into as described in the immediately preceding sentence.
The parties hereto unconditionally and irrevocably waive any right to trial by jury in any legal proceeding relating to any dispute arising under this Blocked Account Agreement.

5

PNC Bank agrees, in its capacity as a creditor of the Customer, that it shall not institute or join any other person or entity in instituting against the Customer any involuntary case pursuant to Title 11 of the United States Code, or any similar case under applicable state or federal law for debts owed under this Blocked Account Agreement or in connection with the Blocked Account prior to the date which is one year and one day after any indebtedness of the Customer for borrowed money has been paid in full.
This Blocked Account Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, each of which when so executed shall be an original, but all of which shall together constitute one and the same instrument.
This Blocked Account Agreement shall be governed by and construed in accordance with the laws of the State of New York. The State of New York shall be PNC Bank’s jurisdiction for purposes of Article 9 of the Uniform Commercial Code.

Very truly yours, JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Patrick Menichillo
	Name:	Patrick Menichillo
	Title:	Vice President

6

Acknowledged and agreed to this 17 day of March  , 2010.
PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

The Customer hereby agrees and consents to all of the terms and conditions of the foregoing Blocked Account Agreement and authorizes and directs PNC Bank to take any and all action required or requested by the Administrative Agent or otherwise necessary to implement and maintain compliance with such terms and conditions.

CONSUMERS RECEIVABLES FUNDING II, LLC
By:	/s/ Laura L. Mountcastle
	Name:	Laura L. Mountcastle
	Title:	President, Chief Executive Officer, Chief Financial Officer and Treasurer

7

Acknowledged and agreed to this 17th day of March , 2010. PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Susie Richardson
	Name:	Susie Richardson
	Title:	Ass’t Vice President

The Customer hereby agrees and consents to all of the terms and conditions of the foregoing Blocked Account Agreement and authorizes and directs PNC Bank to take any and all action required or requested by the Administrative Agent or otherwise necessary to implement and maintain compliance with such terms and conditions.

CONSUMERS RECEIVABLES FUNDING II, LLC
By:
Name:
Title:

7

EXHIBIT A
FORM OF NOTICE
_____________ ____, ____
Facsimile No. (412) 762-6264
PNC Bank, National Association
620 Liberty Avenue
Pittsburgh, PA 15222
Attention: Gabe Galioto
     (Telephone Number 412-768-1819)
     Re: Consumers Receivables Funding II, LLC
Dear                                          :
     We hereby notify you that we are exercising our rights pursuant to that certain Blocked Account Agreement dated March 17, 2010, among Consumers Receivables Funding II, LLC, you and us, to have the name of, and to have the exclusive ownership and control of, account number 4006909862 maintained with you, transferred to us. Collected funds deposited in the Blocked Account should be sent in accordance with the Blocked Account Agreement by wire transfer at the end of each day to:
     [Insert account and wire transfer information]
     We will be responsible for all fees and expenses of the account from this date.

Very truly yours, JPMorgan Chase Bank, N.A., as Administrative Agent
By:
Print Name:
Title:

EXHIBIT VII
FORM OF ASSIGNMENT AGREEMENT
     THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the ___ day of ____________, ____, by and between _____________________ (“Assignor”) and __________________ (“Assignee”).
PRELIMINARY STATEMENTS
          A. This Assignment Agreement is being executed and delivered in accordance with [Section 12.1(a)][Section 12.1(b)] of that certain Amended and Restated Receivables Purchase Agreement dated as of November 23, 2010 by and among Consumers Receivable Funding II, LLC, as Seller, Consumers Energy Company, as Servicer, the Conduits party thereto from time to time, the Financial Institutions party thereto from time to time, the Managing Agents party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.
          B. Assignor is a [Conduit][Financial Institution] party to the Purchase Agreement, and Assignee wishes to become a [Conduit][Financial Institution] thereunder; and
          C. Assignor is selling and assigning to Assignee an undivided ____________% (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, Assignor’s [Conduit Purchase Limit][Commitment] and (if applicable) the Capital of Assignor’s Purchaser Interests as set forth herein.
AGREEMENT
          The parties hereto hereby agree as follows:
          1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) two (2) Business Days (or such other date selected by the Administrative Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement (“Effective Notice”) is delivered by the Administrative Agent to the Purchasers and the Managing Agent[s] of the Assignor’s and Assignee’s Purchaser Group[s]. From and after the Effective Date, (i) Assignee shall be a [Conduit][Financial Institution] party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein and (ii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Purchaser Agreement.

Exh. VII-1

          2. If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s [Conduit Purchase Limit][Commitment] and all rights and obligations associated therewith under the terms of the Purchase Agreement[, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 4.1 of the Purchase Agreement].
          3. If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor’s Purchaser Interests (such amount, being hereinafter referred to as the “Assignee’s Capital”); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee’s Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the “Assignee’s Acquisition Cost”); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s [Conduit Purchase Limit][Commitment] and the Capital of Assignor’s Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents[, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 4.1 of the Purchase Agreement].
          4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.
          5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.
          6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Administrative Agent and the other Financial Institutions in such Assignor’s Purchaser Group (if applicable) as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, the Servicer, any Obligor or any Affiliate of the Seller or the performance or

Exh. VII-2

observance by the Seller, the Servicer, any Obligor, or any Affiliate of the Seller of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Administrative Agent, any Managing Agent or any Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Administrative Agent to take such action as collateral agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (f) Assignee appoints and and authorizes [____________] as its Managing Agent to take such action as a managing agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Managing Agent for the Assignee’s Purchaser Group by the terms thereof, together with such powers as are reasonably incidental thereto; and (g) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a [Conduit][Financial Institution].
          7. Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Sections 4.1, 13.5 and 13.6 thereof.
          8. Schedule I hereto sets forth the revised [Conduit Purchase Limit][Commitment] of Assignor and the [Conduit Purchase Limit][Commitment] of Assignee, as well as administrative information with respect to Assignee.
          9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.
          10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness for borrowed money of a Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Exh. VII-3

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

[ASSIGNOR]
By:
Name:
Title:

[ASSIGNEE]
By:
Name:
Title:

Acknowledged and Agreed:

[NAME OF MANAGING AGENT FOR ASSIGNOR], as a Managing Agent
By:
Name:
Title:

[NAME OF MANAGING AGENT FOR ASSIGNEE], as a Managing Agent
By:
Name:
Title:

[NAME OF FINANCIAL INSTITUTIONS IN ASSIGNOR’S PURCHASER GROUP], as a Financial Institution
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

Exh. VII-4

SCHEDULE I TO ASSIGNMENT AGREEMENT
LIST OF COMMITMENT AMOUNTS
Date: _______________, ____
Effective Date: _______________, ____
Transferred Percentage: ________%

	A-1	A-2	B-1	B-2
Assignor	[Conduit Purchase Limit] [Commitment] (prior to giving effect to the Assignment Agreement)	[Conduit Purchase Limit] [Commitment] (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

	A-2	B-1	B-2

Assignee	[Conduit Purchase Limit] [Commitment] (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

Exh. VII-5

SCHEDULE II TO ASSIGNMENT AGREEMENT
EFFECTIVE NOTICE
TO: [ASSIGNOR] and [related MANAGING AGENT]

TO: [ASSIGNEE] and [related MANAGING AGENT]
     The undersigned, as Administrative Agent under the Amended and Restated Receivables Purchase Agreement dated as of November 23, 2010 by and among Consumers Receivable Funding II, LLC, as Seller (“Seller”), Consumers Energy Company, as Servicer, the Conduits party thereto from time to time, the Financial Institutions party thereto from time to time, the Managing Agents party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and __________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.
          1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ______________, ___.
          2. [Each Conduit in Assignor’s Purchaser Group hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Receivables Purchase Agreement.]
          [3. Pursuant to such Assignment Agreement, the Assignee is required to pay $______________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

Very truly yours, JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

[CONDUIT]
By:
Name:
Title:

Exh. VII-6

EXHIBIT VIII
CREDIT AND COLLECTION POLICY
On File with Administrative Agent.

Exh. VIII-1

EXHIBIT IX
FORM OF MONTHLY REPORT
(Attached)

Exh. IX-1

Consumers Receivables Funding II, LLC
Monthly Report

Consumers Energy Company Ratings	S&P
(The senior secured long-term debt securities rating without third party credit enhancement)	Moody’s
LIBO Rate
Federal Funds Effective Rate
Prime Rate
Alternate Base Rate
Monthly Report for the Month ending		Month
I. Receivable Performance Ratios (update monthly)

	Actual	Trigger	Compliance
3-month average Dilution Ratio		1.75%
3-month average Past Due Ratio		12.00%
3-month average Day Sales Outstanding		55.00
3-month average Loss-to-Liquidation Ratio		2.50%
II. Financial Covenants (updated in March, June, September and December for the prior quarter)

	Actual	Trigger	Compliance
Total Consolidated Debt to Total Consolidated Capitilization		0.70
III. Receivables Rollforward

Beginning Billed Receivables
Sales- Billings
Sales- Late Payment Charges
Collections
Collections for Company Use
Non-Cash Credits
Write-offs
Security Deposit Credits
Debit Adjustments
Unreconciled Difference

Ending Billed Receivables
Unbilled Receivables

Total Receivables
IV. Receivables Aging

Current
1-30 dpd
31-60 dpd
61-90 dpd
91-120 dpd
121-150 dpd
151+ dpd
Unbilled Receivables

Total Receivables
V. Rollforward/ Aging Balance Reconciliation

Aging Balance
EMPP Credits
WPP Credits
Other Unapplied Credit Balances
Postings with Alternate Posting Date Timing Difference
Ending Rollforward Balance

Difference
VI. Eligible Receivables

Total Outstanding Balance of Receivables

Less: Charged-Off Receivables (< 60 days past due)
Delinquent Receivables (> 60 days past due)
Receivables with terms > 30 days
Non-USD denominated Receivables (< 60 days past due)
Affiliate Receivables (< 60 days past due)
Receivables subject to set-off (< 60 days past due)
Portion of Receivables subject to Intercreditor Agreement
WPP Receivables (< 60 days past due)
Bankrupt Obligors (< 60 days past due)
Rate I Receivables (< 60 days past due)
Extended, Modified and Restructured Receivables (< 60 days past due)
Accrued Liability from ELECTRIC rate case refunds
Accrued Liability from GAS rate case refunds
Accrued Liability from BIG ROCK rate case refunds
Other Ineligible Receivables (< 60 days past due)

Eligible Receivables Balance

Consumers Receivables Funding II, LLC
Monthly Report
VII. Net Receivables Balance

Eligible Receivables Balance
Less: Excess Obligor Concentrations (Plug figure of $3,000,000)
Excess Unbilled Receivables Amount
Unapplied Cash
Unapplied Credits
Customer Deposits
Unbilled Receivables Offset Amount
Excess Government Receivables Amount
Excess Non-Energy Receivables Amount
SPP receivables (Plug figure of $50,000,000)

Net Receivables Balance
Schedule of Defaulted Receivables

Defaulted Receivables
Schedule of Unbilled Receivables

Unbilled Receivables	—
Applicable Unbilled Receivables Limit (50% of Total Receivables)
Excess Unbilled Receivables Amount
Schedule of Unbilled Receivables Offset Amount

Number of EMPP customers with a credit balance (1)
Total Number of Consumers’ customers (2)
Greater of (a) (1) / (2) and (b) 7%
Multiplied by Unbilled Receivables (A)
EMPP Credit amount (B)
Unbilled Receivables Offset Amount (lesser of (A) or (B))
Schedule of Government Receivables

Government Receivables < 60 dpd
Government Receivable Concentration Limit (Lesser of (a) $20MM or (b) 5% of Eligible Rec.)	—
Excess Government Receivables Amount	—
Schedule of Non-Energy Receivables

Non-Energy Receivables and Finance Charges < 60 dpd	—
Non-Energy Receivables Limit (Lesser of (a) $8MM or (b) 2% of Eligible Receivables)	—
Excess Non-Energy Receivables Amount
VIII. Capital Availability

Net Receivables Balance	—
Less: Loss Reserve (% / $)
Dilution Reserve (% / $)
Yield & Servicer Fee Reserve (% / $)	—
Total Reserves (% / $)
Net Receivables Balance — Reserves
Applicable Maximum Purchaser Interest
Maximum Funding Amount

Maximum Funding Amount
Purchase Limit
Max Funding Amount
Current Capital Outstanding
Capital Available for Funding	Fully Funded
Paydown Required

IX. Purchaser Interest (current)

Request for Purchase (+) or Paydown (-)

Purchaser’s Interest (pro-forma)

Pro-forma Capital Outstanding	$—
The undersigned hereby represents and warrants that the foregoing is accurate accounting in accordance with the Receivables Purchase Agreement dated as of May 22, 2003 and that all representations and warranties are restated and reaffirmed.

Name:
Title: Director of Cash Management

EXHIBIT X
FORM OF REDUCTION NOTICE
[Date]
JPMorgan Chase Bank, N.A., as Administrative Agent and as a Managing Agent
1 Chase Plaza, Suite IL1-0079
Asset-Backed Finance
Chicago, Illinois 60670-0596
Attn: ABS Treasury
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as a Managing Agent
1251 Avenue of Americas, 12th Floor
New York, NY 10020-1104
Attn: Securitization Group
cc:	Union Bank, N.A., as a Financial Institution c/o Commercial Loan Operations 1980 Saturn St. Monterey Park, CA 91754 Attn: Maria Suncin
Re:  REDUCTION NOTICE
Ladies and Gentlemen:
          Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of November 23, 2010, by and among Consumers Receivable Funding II, LLC, a Delaware limited liability company, as the seller (the “Seller”), Consumers Energy Company, a Michigan corporation, as the Servicer, the Conduits party thereto from time to time, the Financial Institutions party thereto from time to time, the Managing Agents party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.
     The Administrative Agent and each Managing Agent is hereby notified of the following Aggregate Reduction:

Purchaser Group
(identified by the related Managing Agent)	Amount of Reduction
JPMorgan Chase Bank, N.A.	$

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$

Aggregate Reduction:	$

Exh. X-1

Proposed Reduction Date: [                      ]
     The Aggregate Reduction set forth above will be made in available funds on the Proposed Reduction Date (by 12:00 noon New York time) to each Managing Agent (on behalf of the Purchasers in such Managing Agent’s Purchaser Group):
JPMorgan Chase Bank, N.A. Purchaser Group
Account Title: Falcon Asset Securitization LLC
JPMorgan Chase Bank, N.A.
ABA Number: 021-000-021
Account Number: 5114810
SWIFT Address: CHASUS33XXX
Reference: Consumers Receivables Funding II, LLC
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch Purchaser Group
Deutsche Bank Trust Company Americas
ABA Number: 021-001-033
Account Number: 01419647
Beneficiary: Trust and Securities Services
Payment Details: PORT VICTORY.20
     In connection with the Aggregate Reduction to be made on the Proposed Reduction Date, the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Proposed Reduction Date (before and after giving effect to the proposed Aggregate Reduction):
          (i) the representations and warranties of the Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Proposed Reduction Date as though made on and as of such date;

Exh. X-2

          (ii) no event has occurred and is continuing, or would result from the proposed Aggregate Reduction, that will constitute an Amortization Event or a Potential Amortization Event; and
          (iii) the Amortization Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed the Applicable Maximum Purchaser Interest.
          After giving effect to such Aggregate Reduction made on the Proposed Reduction Date, the Aggregate Capital is $[                ].

Very truly yours, CONSUMERS RECEIVABLES FUNDING II, LLC
By:
Name:
Title:

Exh. X-3

EXHIBIT XI
FORM OF P.O. BOX TRANSFER NOTICE
(Attached)

Exh. XI-1

United States Postal Service
[Address of Post Office]
Re: Zip Code: Lansing, MI 48937-0001
[Date]
Dear Sir or Madam:
     Please be informed that Consumers Energy Company, the customer for Zip Code: Lansing, MI 48937-0001 hereby requests that effective immediately the customer for Zip Code: Lansing, MI 48937-0001 be changed to JPMorgan Chase Bank, N.A., as Administrative Agent for the benefit of (i) the Purchasers under that certain Amended and Restated Receivables Purchase Agreement dated November 23, 2010, (ii) The Bank of New York, or any successor thereto, as trustee (the “Bond Trustee”) under the Indenture dated as of November 8, 2001 between Consumers Funding LLC and the Bond Trustee, as supplemented, and (iii) Consumers Funding LLC, as issuer of the Securitization Bonds under the Indenture.
Thank you.

CONSUMERS ENERGY COMPANY
By:
Name:
Title:

     JPMorgan Chase Bank, N.A., as customer for Zip Code: Lansing, MI 48937-0001 hereby gives notice that effective immediately, only authorized representatives (as determined by the branch managers or officers of such organization) of the organizations listed are authorized to accept mail addressed to this post office box, to change the keys for this post office box, or otherwise instruct you with respect to this post office box:
[List follows on next page]

Exh. XI-2

Name of Individual or Organization	Contact Number

Thank you. JPMORGAN CHASE BANK, N.A.
By:
Name:
Title:

Exh. XI-3

EXHIBIT XII
FORM OF DAILY REPORT
(Attached)

Exh. XII-1

Exhibit XII to Receivables Purchase Agreement Consumers Date
Daily Receivables Report
I.	Daily Receivables Rollforward

Beginning Receivables (Ending Receivables Balance from prior Weekly Report)

Add: Receivables (billed invoices)

Receivables (unbilled = deliveries at sales or estimated price)

Less: Cash Collections

Dilutions (all issued credits)

Charged-Off Receivables (<61 days past-due)

Ending Receivables Balance

II.	Net Receivables Balance

Eligible Receivables Pool Balance (from most recent Monthly Report)
Excess Concentrations (from most recent Monthly Report)
Originator Receivables Pool Balance (from most recent Monthly Report)
Weekly Eligible Receivables Pool Ratio	#DIV/0!
Weekly Excess Concentrations Ratio	#DIV/0!

Weekly Eligible Receivables Pool Balance	#DIV/0!
Less: Weekly Excess Concentrations	#DIV/0!

Net Receivables Balance (“NRB”)	#DIV/0!
III.	Calculation of Potential Capital

Loss Reserve % (from most recent Monthly Report)
Dilution Reserve % (from most recent Monthly Report)
Discount Reserve % (from most recent Monthly Report)
Minimum Seller Interest

Net Receivables Balance (from II above)		#DIV/0!
Weekly Loss Reserve	#DIV/0!
Weekly Dilution Reserve	#DIV/0!
Weekly Discount Reserve	#DIV/0!

Less: Weekly Aggregate Reserves		#DIV/0!
Less: Weekly Minimum Seller Interest		#DIV/0!

Potential Capital (this weekly report)		#DIV/0!
IV.	Purchase Facility — Increases/Decreases

Facility Limit	250,000,000
Potential Capital (maximum available funding)		#DIV/0!
Capital Outstanding total all Purchasers (immediately prior to this Report date)

Excess / (Shortfall)		#DIV/0!
Available Funding Increase		#DIV/0!
Required Capital Paydown		#DIV/0!

Current Purchaser Interest (net of Minimum Seller Interest must be <95%)	#DIV/0!	In Compliance?	#DIV/0!
Potential Purchaser Interest (net of Minimum Seller Interest must be <95%)	#DIV/0!	In Compliance?	#DIV/0!

Is a Purchase being requested?	#DIV/0!
Falcon/PREFCO Related Group Pro Rata Share	100.00%

Purchase Notice Request for PREFCO #DIV/0!
Reduction Notice Request for PREFCO #DIV/0!

Purchase Notice Request for #DIV/0!
Reduction Notice Request for #DIV/0!
The undersigned hereby represent and warrants that the foregoing is a true and accurate accounting with respect to the outstandings of Consumers Energy Co in accordance with the conformed Receivables Purchase Agreement date as of February 12. 2009 and that all Representations and Warranties are restated and reaffirmed.

Signed by:

Exh. XII-2

     Title: Authorized Officer

Exh. XII-3

EXHIBIT XIII
FORM OF JOINDER AGREEMENT
          Reference is made to that certain Amended and Restated Receivables Purchase Agreement dated as of November 23, 2010 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), by and among Consumers Receivable Funding II, LLC, a Delaware limited liability company, as the seller (the “Seller”), Consumers Energy Company, a Michigan corporation, as the servicer (the “Servicer”), the Purchasers party thereto from time to time, the Managing Agents party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Receivables Purchase Agreement.
                               (the “New Managing Agent”),                      (the “New Conduit[s]”),                      (the “New Financial Institution[s]”; and together with the New Managing Agent and the New Conduit[s], the “New Purchaser Group”) and the Administrative Agent agree as follows:
          1. The Seller has requested that the New Purchaser Group become a “Purchaser Group” under the Receivables Purchase Agreement.
          2. The effective date (the “Effective Date”) of this Joinder Agreement shall be the later of (i) the date on which a fully executed copy of this Joinder Agreement is delivered to the Administrative Agent and the Seller and (ii) the date of this Joinder Agreement.
          3. By executing and delivering this Joinder Agreement, each of the New Managing Agent, the New Conduit[s] and the New Financial Institution[s] (i) confirms that it has received a copy of the Receivables Purchase Agreement and such Transaction Documents and other documents and information requested by it, and that it has, independently and without reliance upon the Seller, the Servicer, any Purchaser, any Managing Agent or the Administrative Agent, and based on such documentation and information as it has deemed appropriate, made its own decision to enter into this Joinder Agreement; (ii) agrees that it shall, independently and without reliance upon the Seller, the Servicer, any Purchaser, any Managing Agent or the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents; (iii) appoints and authorizes the Administrative Agent to take such action as the administrative agent on its behalf and to exercise such powers and discretion under the Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it shall perform in accordance with their terms all of the obligations that by the terms of the Receivables Purchase Agreement and the other Transaction Documents are required to be performed by it as a Managing Agent, Conduit and Financial Institution, respectively; (v) specifies as its address for notices the office set forth beneath its name on the signature pages of this Joinder Agreement; and (vi), in the case of the New Conduit[s] and the New Financial Institution[s], appoints and authorizes the New Managing Agent as its Managing Agent to take such action as a managing agent on its behalf and to exercise such powers under the Transaction

Exh. XIII-1

Documents, as are delegated to the Managing Agents by the terms thereof together with such powers that are reasonably incidental thereto.
          4. On the Effective Date of this Joinder Agreement, the New Managing Agent shall join in and be a party to the Fee Letter and each of the New Managing Agent, the New Conduit[s] and the New Financial Institution[s] shall join in and be a party to the Receivables Purchase Agreement and, to the extent provided in this Joinder Agreement, shall be entitled to the rights and subject to the obligations of a Managing Agent, a Conduit and a Financial Institution, respectively, under the Fee Letter and the Receivables Purchase Agreement. Schedule A to the Receivables Purchase Agreement shall be amended and restated in its entirety as set forth on Schedule I hereto, and Schedule II to this Joinder Agreement sets forth the notice address for each of the parties in the New Purchaser Group.
          5. This Joinder Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          6. This Joinder Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.
          7. Any term or provision of this Joinder Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Joinder Agreement or affecting the validity or enforceability of any of the terms or provisions of this Joinder Agreement in any other jurisdiction. If any provision of this Joinder Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
          8. Each member of the New Purchaser Group hereby agrees that it will promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary or desirable, or that the Administrative Agent or any Seller Party may reasonably request, to more fully evidence this Joinder Agreement or the transactions contemplated hereby. The Administrative Agent and the Seller Parties shall each be a third-party beneficiary of this Joinder Agreement.
* * * * *

Exh. XIII-2

          IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NEW CONDUIT[S]:	[NEW CONDUIT]
By:
Name:
Title:

NEW FINANCIAL INSTITUTION[S]:	[NEW FINANCIAL INSTITUTION]
By:
Name:
Title:

NEW MANAGING AGENT:	[NEW MANAGING AGENT]
By:
Name:
Title:

Exh. XIII-3

Consented to this       day of                     , 20       by:

JPMORGAN CHASE BANK, N.A., as a Managing Agent and as Administrative Agent
By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Managing Agent
By:
Name:
Title:

CONSUMERS RECEIVABLES FUNDING II, LLC, as Seller
By:
Name:
Title:

CONSUMERS ENERGY COMPANY, as Servicer
By:
Name:
Title:

Exh. XIII-4

Schedule I
to
Joinder Agreement
SCHEDULE A
COMMITMENTS; PURCHASER GROUPS
Dated                    , 20

[ ] Purchaser Group
Managing Agent:		[ ]
Group Purchase Limit:	$	[ ]
Conduit:		[ ]
Conduit Purchase Limit:	$	[ ]
Financial Institution:		[ ]
Commitment:	$	[ ]

[ ] Purchaser Group

Managing Agent:		[ ]
Group Purchase Limit:	$	[ ]
Conduit:		[ ]
Conduit Purchase Limit:	$	[ ]
Financial Institution:		[ ]
Commitment:	$	[ ]

[ ] Purchaser Group
Managing Agent:		[ ]
Group Purchase Limit:	$	[ ]
Conduit:		[ ]
Conduit Purchase Limit:	$	[ ]
Financial Institution:		[ ]
Commitment:	$	[ ]

Exh. XIII-5

Schedule II
to
Joinder Agreement
Dated                     , 20
ADDRESSES FOR NOTICES
NEW MANAGING AGENT
[                      ]
NEW CONDUIT
[                      ]
NEW FINANCIAL INSTITUTION
[                     ]

SCHEDULE A
COMMITMENTS OF PURCHASER GROUPS
JPMorgan Chase Bank, N.A. Purchaser Group:

Managing Agent: Group Purchase Limit: Conduit: Conduit Purchase Limit: Financial Institution: Commitment:	JPMorgan Chase Bank, N.A. $150,000,000 Falcon Asset Securitization Company LLC $150,000,000 JPMorgan Chase Bank, N.A. $150,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch Purchaser Group:

Managing Agent: Group Purchase Limit: Conduit: Conduit Purchase Limit: Financial Institution: Commitment:	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch $100,000,000 Victory Receivables Corporation $100,000,000 Union Bank, N.A. $100,000,000

SCHEDULE B
CLOSING DOCUMENTS
(Attached)

Amended And Restated Receivables Purchase Facility
among
Consumers Receivables Funding II, LLC,
as Seller,
Consumers Energy Company,
as Servicer,
The Conduits, Financial Institutions and Managing Agents
Party Thereto From Time to Time
and
JPMorgan Chase Bank, N.A.,
as Administrative Agent
November 23, 20101
LIST OF CLOSING DOCUMENTS

[1]	Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the RPA. Unless otherwise indicated, all documents are dated as of the closing date.

FACILITY DOCUMENTS

1.	Amended and Restated Receivables Purchase Agreement (the “RPA”) among Consumers Receivables Funding II, LLC (“Seller”), Consumers Energy Company (“Consumers”), in its capacity as Servicer (in such capacity, the “Servicer”), the Conduits, Financial Institutions and Managing Agents from time to time parties hereto and JPMorgan Chase Bank, N.A (“JPM”), as a Financial Institution and as Administrative Agent (in such capacity, the “Administrative Agent”).

Exhibit I	Definitions

Exhibit II	Form of Purchase Notice

Exhibit III	Places of Business of the Seller Parties; Location(s) of Records; Organizational and Federal Employer Identification Number(s)

Exhibit IV	Names of Collection Banks; Collection Accounts; Lock-Boxes; Specified Accounts

Exhibit V	Form of Compliance Certificate

Exhibit VI	Form of Collection Account Agreement

Exhibit VII	Form of Assignment Agreement

Exhibit VIII	Credit and Collection Policy

Exhibit IX	Form of Monthly Report

Exhibit X	Form of Reduction Notice

Exhibit XI	Form of P.O. Box Transfer Notice

Exhibit XII	Form of Daily Report

Exhibit XIII	Form of Joinder Agreement

Schedule A	Commitments

Schedule B	Closing Documents

Schedule C	Financial Covenant Definitions

2.	Amendment No. 7 to Receivables Sale Agreement (the “Amendment to RSA”) between the Originator, the Buyer and consented to by the Administrative Agent.

3.	Receivables Sale Agreement (the “RSA”) dated as of May 22, 2003 between the Originator and the Buyer, together with Amendment Nos. 1-6.

Exhibit I	Definitions

Exhibit II	Places of Business; Location(s) of Records; Organizational and Federal Employer Identification Numbers; Other Names

Exhibit III	Lock-Boxes; Collection Accounts, Collection Banks; Specified Accounts

Exhibit IV	Form of Compliance Certificate

Exhibit V	Credit and Collection Policy

Exhibit VI	Form of Subordinated Note

Exhibit VII	Form of UCC-3

Schedule A	List of Documents to be delivered to Buyer Prior to the Purchase
4.	Amended and Restated Subordinated Note (the “Subordinated Note”) executed by the Seller in favor of Consumers.

5.	Intercreditor Agreement (the “Intercreditor Agreement”) dated as of May 22, 2003 executed by the Administrative Agent, the Purchasers, the Bank of New York, Consumers Funding LLC, the Seller and Consumers, together with:
(i)	Consent of Bond Trustee under Intercreditor Agreement to termination or amendment of Lock-Box Agreements.

(ii)	Opinion of Michael D. VanHemert, in-house counsel to Seller and Consumers, relating to execution of Intercreditor Agreement.

(iii)	Satisfaction of Rating Agency Condition (as defined in the Intercreditor Agreement) with respect to execution of Intercreditor Agreement.

6.	Servicing Agreement dated as of November 8, 2001 between Consumers Funding LLC and Consumers Energy Company, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent and each Managing Agent (to the extent such consent is required by the terms of this Agreement).

7.	Collection Account Agreement among the Originator, Seller, Servicer, Administrative Agent and each of the following collection banks in regards to the identified account(s):

	Collection	Specified
Collection Bank	Account	Account
JP Morgan Chase Bank	1242263
Comerica Bank	1076119914
Bank of America	1054516142	4825285820
Wachovia Bank	2000032635920
PNC Bank, National Association		4006909862
Fifth Third Bank		7164496916
8.	Fee Letter among the Seller, the Managing Agents and JPM, as Administrative Agent.

CORPORATE DOCUMENTS

9.	Certificate of the Secretary of Seller certifying (i) a copy of the Certificate of Formation of Seller (attached thereto), certified as of a recent date by the Secretary of State of the State of Delaware, (ii) a copy of the limited liability company agreement of Seller (attached thereto), (iii) a copy of the written consent of the board of directors of Seller (attached thereto) authorizing the execution, delivery and performance of the RPA, Amendment to RSA, Subordinated Note, and any other document to be delivered by it in connection with such agreements, and (iv) the names and signatures of the officers authorized on its behalf to execute the RPA, Amendment to RSA, Subordinated Note, and any other document to be delivered by it in connection with such agreements.

10.	Good Standing Certificates for Seller issued by the Secretaries of State of Delaware and Michigan.

11.	Certificate of the Secretary of Consumers certifying (i) a copy of the Articles of Incorporation of Consumers (attached thereto), certified as of a recent date by the Secretary of State of the State of Michigan, (ii) a copy of the by-laws of Consumers

(attached thereto), (iii) a copy of the written consent of the board of directors of Consumers (attached thereto) authorizing the execution, delivery and performance of the RPA, Amendment to RSA, and any other document to be delivered by it in connection with such agreements, and (iv) the names and signatures of the officers authorized on its behalf to execute the RPA, Amendment to RSA, and any other document to be delivered by it in connection with such agreements.

12.	Good Standing Certificate for Consumers issued by the Secretary of State of Michigan.

UCC Documents

13.	UCC Lien Search Reports for the Seller and Consumers from the office of the Secretary of State of Delaware and Michigan, respectively.

14.	UCC-3 Financing Statement amending and restating the collateral description on the UCC-1 Financing Statement number 3131731 5 filed on May 22, 2003 in the office of the Delaware Secretary of State against the Seller.

15.	UCC-3 Financing Statement terminating UCC-1 Financing Statement number 3131734 9 filed on May 22, 2003 in the office of the Delaware Secretary of State against Consumers Receivables Funding, LLC.

16.	UCC-3 Financing Statement terminating UCC-1 Financing Statement number 35661C filed on April 1, 2002 in the office of the Michigan Secretary of State against Consumers Energy Company.

17.	Post-filing UCC Lien Search Reports evidencing the recording of the above UCC-3 Financing Statements.

OPINIONS

18.	Opinion of Kimberly Wilson, in-house counsel to Seller and Consumers relating to issues of (i) corporate matters and (ii) perfection and priority of security interest perfected in the State of Michigan

19.	Reliance letter of Skadden, Arps, Slate, Meagher & Flom, LLP counsel to Seller and Consumers, relating to reliance on the May 22, 2003 opinion regarding issues of true sale and non-consolidation.

20.	Opinion of Sidley Austin LLP, counsel to the Administrative Agent, relating to enforceability, creation and perfection and priority of security interest perfected in the State of Delaware.

21.	Reliance letter of Sidley Austin LLP, counsel to the Administrative Agent, relating to reliance on the May 22, 2003 opinion regarding issues of enforceability, creating and perfection and priority of security interests perfected in the State of Delaware.

MISCELLANEOUS

22.	Partial Release Authorization Letter among Administrative Agent, Falcon and JPMorgan Chase Bank as Trustee under the Indenture.
LIQUIDITY DOCUMENTATION (DISTRIBUTED TO SIGNATORIES ONLY)
23.	Amended and Restated Liquidity Asset Purchase Agreement between Falcon and JPM. (distributed to signatories only)

24.	Liquidity Asset Purchase Agreement among Victory, Union Bank and BTMU. (distributed to signatories only)

POST-CLOSING ITEMS

25.	Letter Notice regarding Intercreditor Agreement among the Administrative Agent, the Purchasers, The Bank of New York Mellon (formerly, The Bank of New York), Consumers Funding LLC, the Seller and Consumers.

26.	Collection Account Agreement among the Originator, Seller, Servicer, Administrative Agent and each of the following collection banks in regards to the identified account(s):

Collection Bank	Collection	Specified
	Account	Account
JP Morgan Chase Bank	1242263
Comerica Bank	1076119914

SCHEDULE C
FINANCIAL COVENANT DEFINITIONS
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.
     “Agent” means JPMorgan in its capacity as administrative agent for the Banks pursuant to the Credit Agreement, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to the Credit Agreement.
     “Assignment Agreement” means an assignment made pursuant to an agreement substantially in the form of Exhibit D to the Credit Agreement.
     “Banks” means the financial institutions from time to time party to the Credit Agreement as Banks thereunder.
     “Bonds” means a series of interest-bearing First Mortgage Bonds created under the Supplemental Indenture issued in favor of, and in form and substance satisfactory to, the Agent.
     “Capital Lease” means any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Commitment” means, for each Bank, the obligation of such Bank to make Loans to, and participate in Facility LCs issued upon the application of, Consumers in an aggregate amount not exceeding the amount set forth in the Credit Agreement or in any Assignment Agreement, as such amount may be modified from time to time.
     “Consolidated Subsidiary” means any Subsidiary whose accounts are or are required to be consolidated with the accounts of Consumers in accordance with GAAP.
     “Consumers” means Consumers Energy Company, a Michigan corporation.
     “Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of March 30, 2007 (as the same may be amended, supplemented or otherwise modified from time to time) among Consumers, the financial institutions from time to time party thereto as “Banks” and JPMorgan, as Agent.
     “Credit Documents” means the Credit Agreement, the Facility LC Applications, the Supplemental Indenture and the Bonds.

     “Debt” means, with respect to any Person, and without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not overdue), (c) all liabilities arising from any accumulated funding deficiency (as defined in Section 412(a) of the Code) for a Plan, (d) all liabilities arising in connection with any withdrawal liability under ERISA to any Multiemployer Plan, (e) all obligations of such Person arising under acceptance facilities, (f) all obligations of such Person as lessee under Capital Leases, (g) all obligations of such Person arising under any interest rate swap, “cap”, “collar” or other hedging agreement; provided that for purposes of the calculation of Debt for this clause (g) only, the actual amount of Debt of such Person shall be determined on a net basis to the extent such agreements permit such amounts to be calculated on a net basis, and (h) all guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person to assure a creditor against loss (whether by the purchase of goods or services, the provision of funds for payment, the supply of funds to invest in any Person or otherwise) in respect of indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (g) above.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Consumers or is under common control (within the meaning of Section 414(c) of the Code) with Consumers.
     “Existing Facility LC” means each letter of credit issued under the Prior Credit Agreement and identified in the Credit Agreement.
     “Facility LC” means each standby or commercial letter of credit issued under the Credit Agreement and each Existing Facility LC.
     “Facility LC Application” means each application agreement executed and delivered by Consumers in respect of a Facility LC.
     “First Mortgage Bonds” means bonds issued by Consumers pursuant to the Indenture.
     “Fitch” means Fitch Inc. or any successor thereto.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of the financial statements referred to in the Credit Agreement (except, for purposes of the annual and quarterly financial statements required to be delivered pursuant to the Credit Agreement, for changes concurred in by Consumers’ independent public accountants).
     “Hybrid Equity Securities” means securities issued by Consumers or a Hybrid Equity Securities Subsidiary that (i) are classified as possessing a minimum of at least two of the following: (x) “intermediate equity content” by S&P; (y) “Basket C equity credit” by Moody’s; and (z) “50% equity credit” by Fitch and (ii) require no repayment, prepayment, mandatory redemption or mandatory repurchase prior to the date that is at least 91 days after the later of the termination of the Commitments and the repayment in full of all Obligations.
     “Hybrid Equity Securities Subsidiary” means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of Consumers) at all times by Consumers or a wholly-owned direct or indirect Subsidiary of Consumers, (ii) that has been formed for the purpose of issuing Hybrid Equity Securities and (iii) substantially all of the assets of which consist at all times solely of Junior Subordinated Debt issued by Consumers or a wholly-owned direct or indirect Subsidiary of Consumers (as the case may be) and payments made from time to time on such Junior Subordinated Debt.
     “Hybrid Preferred Securities” means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:
          (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to Consumers or a wholly-owned direct or indirect Subsidiary of Consumers in exchange for Junior Subordinated Debt issued by Consumers or such wholly-owned direct or indirect Subsidiary, respectively;
          (ii) such preferred securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on the Junior Subordinated Debt; and
          (iii) Consumers or a wholly-owned direct or indirect Subsidiary of Consumers (as the case may be) makes periodic interest payments on the Junior Subordinated Debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the preferred securities.
     “Hybrid Preferred Securities Subsidiary” means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of Consumers) at all times by Consumers or a wholly-owned direct or indirect Subsidiary of Consumers, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of Junior Subordinated Debt issued by Consumers or a wholly-owned direct or indirect Subsidiary of Consumers (as the case may be) and payments made from time to time on such Junior Subordinated Debt.
     “Indenture” means the Indenture, dated as of September 1, 1945, as supplemented and amended from time to time, from Consumers to The Bank of New York, as successor Trustee.
     “JPMorgan” means JPMorgan Chase Bank, N.A. (as successor by merger to Bank One, NA (Main Office — Chicago)), in its individual capacity, and its successors and assigns.
     “Junior Subordinated Debt” means any unsecured Debt of Consumers or a Subsidiary of Consumers (i) issued in exchange for the proceeds of Hybrid Equity Securities or Hybrid

Preferred Securities and (ii) subordinated to the rights of the Banks under the Credit Agreement and under the other Credit Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit E to the Credit Agreement, or pursuant to other terms and conditions satisfactory to the Majority Banks.
     “LC Issuer” means JPMorgan (or any subsidiary or affiliate of JPMorgan designated by JPMorgan) in its capacity as an issuer of Facility LCs under the Credit Agreement, and any other Bank designated by Consumers that (i) agrees to be an issuer of Facility LCs hereunder and (ii) is approved by the Agent (such approval not to be unreasonably withheld or delayed).
     “Loan” means the loans made time to time to Consumers by the Banks under the Credit Agreement.
     “Majority Banks” means, as of any date of determination, Banks in the aggregate having more than 50% of the aggregate commitments under the Credit Agreement as of such date or, if the aggregate commitments have been terminated, Banks in the aggregate holding more than 50% of the aggregate unpaid principal amount of outstanding credit exposure as of such date.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
     “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.
     “Net Proceeds” means, with respect to any sale or issuance of securities or incurrence of Debt by any Person, the excess of (i) the gross cash proceeds received by or on behalf of such Person in respect of such sale, issuance or incurrence (as the case may be) over (ii) customary underwriting commissions, auditing and legal fees, printing costs, rating agency fees and other customary and reasonable fees and expenses incurred by such Person in connection therewith.
     “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all other obligations of Consumers to the Banks or to any Bank, the LC Issuer or the Agent arising under the Credit Documents.
     “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
     “Plan” means any employee benefit plan (other than a Multiemployer Plan) maintained for employees of Consumers or any ERISA Affiliate and covered by Title IV of ERISA.
     “Prior Agreement” means the Third Amended and Restated Credit Agreement dated as of May 18, 2005 among Consumers, various financial institutions and JPMorgan (then known as Bank One, NA), as Agent, as amended.
     “Reimbursement Obligations” means, at any time, the aggregate of all obligations of Consumers then outstanding under the Credit Agreement to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

     “S&P” means Standard and Poor’s Rating Services, a division of The McGraw Hill Companies, Inc., or any successor thereto.
     “Securitized Bonds” shall mean any nonrecourse bonds or similar asset-backed securities issued by a special-purpose Subsidiary of Consumers which are payable solely from specialized charges authorized by the utility commission of the relevant state in connection with the recovery of (x) stranded regulatory costs, (y) stranded clean air and pension costs and (z) other “Qualified Costs” (as defined in M.C.L. §460.10h(g)) authorized to be securitized by the Michigan Public Service Commission.
     “Single Employer Plan” means a Plan maintained by Consumers or any ERISA Affiliate for employees of Consumers or any ERISA Affiliate.
     “Subsidiary” means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by such Person.
     “Supplemental Indenture” means a supplemental indenture substantially in the form set forth in the Exhibits to the Credit Agreement.
     “Total Consolidated Capitalization” means, at any date of determination, without duplication, the sum of (a) Total Consolidated Debt plus all amounts excluded from Total Consolidated Debt pursuant to clauses (ii), (iii), (iv), (vi) and (vii) of the proviso to the definition of such term (but only, in the case of securities of the type described in clause (iii) or (iv) of such proviso, to the extent such securities have been deemed to be equity pursuant to Financial Accounting Standards Board Statement No. 150), (b) equity of the common stockholders of Consumers, (c) equity of the preference stockholders of Consumers and (d) equity of the preferred stockholders of Consumers, in each case determined at such date.
     “Total Consolidated Debt” means, at any date of determination, the aggregate Debt of Consumers and its Consolidated Subsidiaries; provided that Total Consolidated Debt shall exclude, without duplication, (i) the principal amount of any Securitized Bonds, (ii) any Junior Subordinated Debt owned by any Hybrid Equity Securities Subsidiary or Hybrid Preferred Securities Subsidiary, (iii) Hybrid Equity Securities or Hybrid Preferred Securities outstanding as of December 31, 2002 (including any guaranty by Consumers of payments with respect to any such Hybrid Equity Securities or Hybrid Preferred Securities, provided that such guaranty is subordinated to the rights of the Banks under the Credit Agreement and under the other Credit Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit F to the Credit Agreement, or pursuant to other terms and conditions satisfactory to the Majority Banks), (iv) such percentage of the Net Proceeds from any issuance of hybrid debt/equity securities (other than Junior Subordinated Debt, Hybrid Equity Securities and Hybrid Preferred Securities) by Consumers or any Consolidated Subsidiary as shall be agreed to be deemed equity by the Agent and Consumers prior to the issuance thereof (which determination shall be based on, among other things, the treatment (if any) given to such securities by the applicable rating agencies), (v) if all or any portion of the disposition of Consumers’ Palisades Nuclear Plant is required to be accounted for as a financing under GAAP rather than as a sale, the amount of liabilities reflected on Consumers’ consolidated balance sheet as the result of such disposition, (vi) obligations of Consumers and its Consolidated Subsidiaries of the type described in Section 1.3 in the Credit Agreement, (vii) Debt of any Affiliate of Consumers that is (1) consolidated on the financial statements of Consumers solely as a result of the effect and application of Financial Accounting Standards Board No. 46 and of Accounting Research Bulletin No. 51, Consolidated Financial Statements, as modified by Statement of Financial Accounting Standards No. 94, and (2) non-recourse to Consumers or any of its Affiliates (other than the primary obligor of such Debt and any of its Subsidiaries), (viii) Debt of Consumers and its Affiliates that is re-categorized as such from certain lease obligations pursuant to Emerging Issues Task Force (“EITF”) Issue 01-8, any subsequent EITF Issue or recommendation or other interpretation, bulletin or other similar document by the Financial Accounting Standards Board on or related to such re-categorization and (ix) any non-cash obligations resulting from the adoption of Financial Accounting Standards Board Statement No. 158 and any proposed amendment thereto, to the extent such obligations are required to be treated as debt.

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Exhibits and Schedules
Exhibit I	Definitions
Exhibit II	Form of Purchase Notice
Exhibit III	Places of Business of the Seller Parties; Locations of Records; Federal Employer
Identification Number(s)
Exhibit IV	Names of Collection Banks; Collection Accounts; Lock-Boxes; Specified Accounts
Exhibit V	Form of Compliance Certificate
Exhibit VI	Form of Collection Account Agreement
Exhibit VII	Form of Assignment Agreement
Exhibit VIII	Credit and Collection Policy
Exhibit IX	Form of Monthly Report
Exhibit X	Form of Reduction Notice
Exhibit XI	Form of P.O. Box Transfer Notice
Exhibit XII	Form of Daily Report
Exhibit XIII	Form of Joinder Agreement

Schedule A	Commitments
Schedule B	Closing Documents
Schedule C	Financial Covenant Definitions

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